UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Primo Brands Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Primo Brands Corporation
NOTICE & PROXY
STATEMENT
Annual Meeting of Stockholders
May 1, 2025

8:00 a.m. (Eastern Time)

PRIMO BRANDS CORPORATION 1150 ASSEMBLY DRIVE, SUITE 800, TAMPA, FLORIDA 33607 900 LONG RIDGE ROAD, BUILDING 2, STAMFORD, CONNECTICUT 06902

March 20, 2025
Dear Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Primo Brands Corporation (the “Company”) to be held on Thursday, May 1, 2025 at 8:00 a.m., Eastern Time. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PRMB2025. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.
Thank you for your support.

Sincerely,

Robbert Rietbroek
Chief Executive Officer and Director

If you have any questions or require assistance in authorizing a proxy or voting your shares, or if you would like additional copies of the proxy materials, please contact:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: 1-800-322-2885
Email: prmb@mackenziepartners.com

Notice of Annual Meeting of Stockholders

To be Held on Thursday, May 1, 2025 at 8:00 a.m., Eastern Time

PRIMO BRANDS CORPORATION
1150 ASSEMBLY DRIVE, SUITE 800, TAMPA, FLORIDA 33607
900 LONG RIDGE ROAD, BUILDING 2, STAMFORD, CONNECTICUT 06902
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Primo Brands Corporation, a Delaware corporation (the “Company”), will be held at 8:00 a.m., Eastern Time, on Thursday, May 1, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PRMB2025. The Annual Meeting is called for the following purposes:
Proposals
1.
To elect the thirteen director nominees named in our proxy statement to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of our named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our outstanding shares of Class A common stock at the close of business on March 7, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be made available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investorrelations@primobrands.com, stating the purpose of the request and providing proof of ownership of the Company’s Class A common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Marni Morgan Poe
General Counsel & Corporate Secretary
Tampa, Florida
March 20, 2025

i

ii

iii

EXPLANATORY NOTE
On November 8, 2024 (the “Closing”), Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation (“Primo Brands”, or the “Company”), consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024 (as amended, the “Arrangement Agreement”), by and among Primo Water Corporation, a company existing under the laws of Ontario (“Primo Water”), Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), the Company, formerly a wholly-owned subsidiary of BlueTriton, Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company (“Amalgamation Sub”). As contemplated by the Arrangement Agreement: (i) Amalgamation Sub, by way of a court-approved statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (Ontario), acquired all of the issued and outstanding shares of Primo Water (other than any such shares held by Amalgamation Sub or any of its affiliates) (“Primo Shares”) in exchange for shares of Class A common stock, par value $0.01 per share, of Primo Brands (the “Class A common stock”) on a 1:1 basis, resulting in Primo Water securityholders holding shares of Class A common stock representing approximately 43% of the Fully Diluted Shares (as defined herein), followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of Primo Brands (the “Arrangement”); (ii) immediately following the Arrangement, Merger Sub was merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of Primo Brands; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving corporation in the Merger, was merged with and into Primo Brands (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with Primo Brands being the surviving corporation in the Subsequent Merger; (iv) in connection with the Subsequent Merger, each share of common stock of BlueTriton issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement Agreement) were converted into shares of Class A common stock or shares of Class B common stock, par value $0.01 per share of Primo Brands (the “Class B common stock”) such that the prior stockholder of BlueTriton, Triton Water Parent Holdings, LP (the “Initial ORCP Stockholder”), held shares of Class A common stock and Class B common stock (collectively, the “Shares”) representing approximately 57% of the Fully Diluted Shares; and (v) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.
Pursuant to the Arrangement, each option, whether vested or unvested (each, a “Primo Option”), to acquire Primo Shares granted pursuant to Primo Water’s 2018 Equity Incentive Plan or Amended and Restated Primo Water Corporation Equity Incentive Plan (collectively, and each as amended prior to the Transaction, the “Legacy Equity Plans”) or otherwise, which was outstanding immediately prior to the Transaction, was automatically converted into, and thereafter evidences, an option to acquire Class A common stock in an amount equal to the number of Primo Shares previously underlying such Primo Option (each, a “Primo Brands Replacement Option”) at an exercise price per share equal to the per share exercise price of the Primo Option.
Pursuant to the Arrangement, each restricted stock unit, whether vested or unvested, with respect to Primo Shares subject to time-based vesting granted pursuant to the Legacy Equity Plans or otherwise (each, a “Primo RSU”), which was outstanding immediately prior to the Transaction, was automatically assumed and converted into a restricted stock unit award to acquire Class A common stock in an amount equal to the number of Primo Shares previously underlying such Primo RSU (each, a “Primo Brands Replacement RSU”). Each such Primo Brands Replacement RSU so assumed and converted continues to have, and is subject to, the same terms and conditions as applied to the Primo RSU immediately prior to the Transaction.
Each restricted stock unit, whether vested or unvested, with respect to Primo Shares subject to performance-based vesting granted pursuant to the Legacy Equity Plans or otherwise (each, a “Primo PSU” and, together with Primo Options, Primo RSUs, and other equity interests granted as compensation or otherwise in respect of service, whether or not granted pursuant to the Legacy Equity Plans, collectively, the “Primo Equity Awards”), which was outstanding immediately prior to the Transaction, was automatically assumed and converted into a restricted stock unit award to acquire Class A common stock in an amount equal to the number of Primo Shares previously underlying such Primo PSU based on Primo Water’s estimated performance for the performance period to date (each, a “Primo Brands Conversion RSU” and, together with the Primo Brands Replacement Options and Primo Brands Replacement RSUs, the “Primo Brands Replacement Awards”). Each such Primo Brands Conversion RSU has a time-based vesting period equal to the remaining performance period of such Primo PSU prior to the Transaction.

As used herein, “Fully Diluted Shares” refers to the sum of (i) the aggregate number of shares of Class A common stock and Class B common stock issued and outstanding, if any, plus (ii) the aggregate maximum number of shares of Class A common stock issuable in respect of any equity interests of the Company, including with respect to Primo Brands Replacement Options, Primo Brands Replacement RSUs, and Primo Brands Conversion RSUs, in each case, that were outstanding or deemed outstanding at the time of the Transaction (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).
On November 7, 2024, in connection with the Transaction, the Company and the Initial ORCP Stockholder entered into a Stockholders Agreement (the “Stockholders Agreement”) setting forth certain governance and other rights of the Initial ORCP Stockholder and certain of its permitted transferees (together, the “Sponsor Stockholders”). The Initial ORCP Stockholder is an affiliated entity of One Rock Capital Partners, LLC (together with its affiliates, “One Rock” and all Sponsor Stockholders that are affiliated with One Rock, the “ORCP Stockholders”).
On November 8, 2024, the Company became the successor issuer to Primo Water pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(e) under the Exchange Act, the Class A common stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act and the related rules and regulations. On November 11, 2024, the Company’s Class A common stock began regular-way trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “PRMB”.
On February 12, 2025, following the amendment to certain covenants in the indentures governing the Company’s 3.875% Senior Notes due 2028 and 4.375% Senior Notes due 2029, each share of Class B common stock was converted into one share of Class A common stock and all of the shares of Class B common stock were retired. Accordingly, the Company no longer has any outstanding shares of Class B common stock. In addition, as a result of such conversion, a change in control occurred and One Rock became the controlling person of the Company by beneficially owning 218,618,368 shares of the Company’s Class A common stock, or 57.5% of the outstanding voting stock of the Company. No person or persons previously possessed control of the Company.

PROXY STATEMENT
PRIMO BRANDS CORPORATION
1150 ASSEMBLY DRIVE, SUITE 800, TAMPA, FLORIDA 33607
900 LONG RIDGE ROAD, BUILDING 2, STAMFORD,
CONNECTICUT 06902
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Primo Brands Corporation of proxies to be voted at our 2025 Annual Meeting of Stockholders to be held on Thursday, May 1, 2025 (the “Annual Meeting”), at 8:00 a.m., Eastern Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PRMB2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of our Class A common stock (the “Common Stock”) at the close of business on March 7, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Each holder of our Class A common stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote of stockholders. At the close of business on the Record Date, there were 380,155,260 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about March 20, 2025 to our stockholders as of the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “Primo Brands” refer to Primo Brands Corporation, and, unless otherwise stated, all of its subsidiaries, including Triton Water Parent, Inc. and Primo Water Corporation, which we refer to as “BlueTriton” and “Primo Water,” respectively, and unless otherwise stated, all of their respective subsidiaries.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 1, 2025
This Proxy Statement and our 2024 Annual Report are available at http://www.proxyvote.com/
At the Annual Meeting, our stockholders will be asked:
PROPOSALS
1.
To elect Kurtis Barker, Britta Bomhard, Susan E. Cates, Michael Cramer, Eric J. Foss, Jerry Fowden, Tony W. Lee, C. Dean Metropoulos, Billy D. Prim, Kimberly Reed, Robbert Rietbroek, Allison Spector and Steven P. Stanbrook as directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	To approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of our named executive officers; and
5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
1.
FOR the election of Kurtis Barker, Britta Bomhard, Susan E. Cates, Michael Cramer, Eric J. Foss, Jerry Fowden, Tony W. Lee, C. Dean Metropoulos, Billy D. Prim, Kimberly Reed, Robbert Rietbroek, Allison Spector and Steven P. Stanbrook as directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
4.	ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Primo Brands’ Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Primo Brands is making this proxy statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about March 21, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials for the Annual Meeting or in the future, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.
If you have any questions or require assistance in authorizing a proxy or voting your shares, or if you would like additional copies of the proxy materials, please contact:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: 1-800-322-2885
Email: prmb@mackenziepartners.com

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is March 7, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each holder of our Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote of stockholders. At the close of business on the Record Date, there were 380,155,260 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If you haven’t received a 16-digit control number, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, by remote communication or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND THE 2025 ANNUAL MEETING OF STOCKHOLDERS?
You may attend the Annual Meeting only if you are a Primo Brands stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/PRMB2025. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions.
The Annual Meeting audio-only webcast will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m., Eastern Time, and you should allow ample time for check-in procedures.
WHY A VIRTUAL MEETING?
We are excited to embrace the latest technology to enable our stockholders to participate from any location around the world.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We expect to have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website and information for assistance will be located on the Annual Meeting login page.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail – You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 30, 2025. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRMB2025 and entering the 16-digit control number included on your Internet Notice, proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 8:00 a.m., Eastern Time, on May 1, 2025.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/PRMB2025 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Corporate Secretary of Primo Brands prior to the Annual Meeting; or
•	by voting electronically at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote electronically during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 4 of this proxy statement, as well as with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the thirteen nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast on the proposal.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Advisory Vote on the Compensation of Primo Brands’ Named Executive Officers	The affirmative vote of the holders of a majority in voting power of votes cast on the proposal.	Abstentions and broker non-votes will have no effect.

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast on the proposal will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.
Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the three other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the other proposals to be considered at the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as Proposals 1, 3 and 4. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2025 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the Board or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2025 Annual Meeting of Stockholders?”

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS
The current term of office of the Company’s thirteen directors expires at the Annual Meeting. At the Annual Meeting, thirteen directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
We currently have thirteen directors on our Board and the size of our Board is set at thirteen directors. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the thirteen nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Under the Stockholders Agreement, the Sponsor Stockholders have been deemed to have designated Kurtis Barker, Michael Cramer, Tony W. Lee, C. Dean Metropoulos, Kimberly Reed and Allison Spector for election to our Board. The other director nominees were initially designated to serve on our Board by Primo Water in connection with the consummation of the Transaction. As a result of the Stockholders Agreement and the aggregate voting power of the parties to that agreement as of the Record Date, we expect that One Rock will control the election of directors at Primo Brands because, as of the Record Date, One Rock held more than 50% of the voting power in the election of directors at the Annual Meeting. Following the Record Date, One Rock’s ownership of our Common Stock decreased below 50%. For more information, see “Corporate Governance-Stockholders Agreement”.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Sponsor Stockholders, as applicable, or the Board may reduce its size in the manner described in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the thirteen nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below director nominees.

INFORMATION AS TO NOMINEES FOR DIRECTOR
The nominees for election to the Board are as follows:

Name	Age	Positions with Primo Brands
Robbert Rietbroek	51	Chief Executive Officer and Director
C. Dean Metropoulos*	78	Non-Executive Chairman
Kurtis Barker*	64	Director
Britta Bomhard	56	Director
Susan E. Cates	54	Director
Michael Cramer*	72	Director
Eric J. Foss	66	Director
Jerry Fowden	68	Director
Tony W. Lee*	52	Director
Billy D. Prim	69	Director
Kimberly Reed*	52	Director
Allison Spector*	41	Director
Steven P. Stanbrook	67	Director

*	Designated to serve by the Sponsor Stockholders
The principal occupations and business experience, for at least the past five years, of the director nominees are as follows:

ROBBERT RIETBROEK	Age 51

Robbert Rietbroek has served as our Chief Executive Officer (“CEO”) since November 2024. He served as the CEO and a director of Primo Water from January 2024 to November 2024. Mr. Rietbroek is a seasoned executive with more than 25 years of experience at Fortune 500 companies, including as Senior Vice President and General Manager, responsible for Quaker Foods North America, a reported sector of PepsiCo, from 2018 until 2023. Prior to his role at Quaker Foods North America, Mr. Rietbroek was a Senior Vice President and General Manager of PepsiCo Australia and New Zealand from 2015 until 2018. Before his tenure at PepsiCo, Mr. Rietbroek served as Vice President and General Manager—Australia, New Zealand, Pacific Islands from 2012 until 2015 and Vice President and Global Sector Leader—Baby and Child Care at Kimberly-Clark from 2012 until 2015. Mr. Rietbroek served in a variety of management and marking roles at Proctor & Gamble in North America, Latin America, Europe, the Middle East and Africa from 1996 until 2012. Mr. Rietbroek is well qualified to serve on our board of directors because of his experience with Primo Water, including in his capacity as CEO.

C. DEAN METROPOULOS	Age 78

C. Dean Metropoulos has served as the Chairman of our Board since November 2024. He previously served as Chairman of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Metropoulos served as the Chairman of the board of directors of Gores Metropoulos, Inc., a special purpose acquisition company, from its inception in August 2018 until the completion of its acquisition of Luminar in December 2020, and as the Chairman of Gores Metropoulos II, Inc., also a special purpose acquisition company from July 2020 to January 2022. He also previously served as the Executive Chairman of the board of directors of Hostess, a snack food manufacturer, from November 2016 until December 2020, and served as the Executive Chairman of certain subsidiaries of Hostess and a member of the board of directors of Hostess since 2013. Mr. Metropoulos also served on the board of directors of Pabst Brewing Company until 2014. Mr. Metropoulos is well qualified to serve on our board of directors because of his experience with BlueTriton, including in his capacity as Chairman.

KURTIS BARKER	Age 64

Kurtis Barker has served as a member of our Board since November 2024 and has significant experience in route- and branch-based business services companies. He previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Barker has been an Operating Partner in the Business and Environmental Services vertical for One Rock since 2011. In his role, Mr. Barker serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities, including BrightView Holdings, Inc. since August 2023, a commercial landscape company. Mr. Barker is well qualified to serve on our board of directors because of his experience with BlueTriton and his experience with route-based business services companies.

BRITTA BOMHARD	Age 56

Britta Bomhard has served as a member of our Board since November 2024. She previously served on the Board of Primo Water from November 2018 to November 2024 and as its lead independent director from May 2023 to November 2024. She is the co-founder of Encourage-Ventures, a start-up investment network, which she founded in 2021. From 2022 to 2023, Ms. Bomhard was a Fellow at the Distinguished Careers Institute at Stanford University in the area of new technologies and climate change. Prior to that role, she was with Church & Dwight Co., Inc., an S&P 500 company and maker of Arm & Hammer baking soda and other branded household, personal care, and specialty products, as the company’s Executive Vice President and Chief Marketing Officer from 2016 to 2021 and President of Europe from 2013 to 2016. Ms. Bomhard has served on the board of Agrolimen SA since 2024, a privately-owned Spanish-based international manufacturer of human and pet food, and is an advisor to Village Capital, an accelerator to impact start-ups addressing social, economic, and environmental challenges around the world. Ms. Bomhard is well qualified to serve on our board of directors because of her experience with Primo Water with extensive experience in strategic planning, sales, e-commerce, digital and online marketing, operational improvement, and acquisition integration.

SUSAN E. CATES	Age 54

Susan E. Cates has served as a member of our Board since November 2024. She previously served on the board of directors of Primo Water from May 2020 to November 2024. Ms. Cates served on the board of former Primo Water Corporation (“Legacy Primo”) for six years prior to its acquisition by Cott Corporation (“Cott”) (which resulting combined entity was Primo Water). She is the Managing Partner of Leeds Illuminate, a growth equity fund investing in portfolio companies with digital platforms in the Education and Workforce Development sectors, which she co-founded in 2020. From 2019 to 2021, Ms. Cates served as the Chief Executive Officer of the Association of College and University Educators. Prior to that role, from 2016 to 2017, she was the Chief Operating Officer of 2U, Inc., a leading education tech company that provides digital education services to universities around the world. From 2008 to 2020, she held a variety of roles at the University of North Carolina at Chapel Hill, including her role as Founding Executive Director of MBA@UNC from 2008 until 2016. She has served as a member of the board of advisors at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill since 2016. Ms. Cates is well qualified to serve on our board of directors because of her experience with Primo Water and because of her extensive executive, financial, M&A, and digital innovation experience.

MICHAEL CRAMER	Age 72

Michael Cramer has served as a member of our Board since November 2024. Previously, he served as a member of BlueTriton’s board of directors from March 2021 to November 2024. From 2019 to 2022, Mr. Cramer served as a director of Gores Metropoulos, Inc., and from 2021 to 2022 he served as a director of Gores Metropoulos II. From 2013 to 2023, Mr. Cramer served as Executive Vice President, Chief Administrative Officer and Assistant Secretary of Hostess and its subsidiaries. From 2010 to 2017, Mr. Cramer served as Founding Director of the Texas Program in Sports and Media at the University of Texas at Austin, where he was also appointed as a Senior Lecturer. He continues to serve as a Senior Fellow in the Moody College of Communication at the University of Texas at Austin. Mr. Cramer is well qualified to serve on our board of directors because of his experience with BlueTriton and because of his extensive experience in the food and beverage industry.

ERIC J. FOSS	Age 66

Eric J. Foss has served as a member of our Board since November 2024. He previously served on the board of directors of Primo Water from 2023 to November 2024 and has served as the Chairman of the board of Cineworld Group PLC, a leading cinema company since 2023. Previously, he served as the Chairman of the board of Aramark Corporation from 2015 to 2019 and as the company’s President and Chief Executive Officer from 2012 to 2019. From 2010 to 2011, Mr. Foss was the Chief Executive Officer of Pepsi Beverages Company. He is also a member of the board of directors of the Cigna Group and O-I Glass, Inc. and previously served on the boards of Selina Hospitality plc, Diversey Holdings, Ltd., Aramark, Pepsi Bottling Group, Inc., and UDR, Inc. Mr. Foss is well qualified to serve on our board of directors because of his experience with Primo Water and because of his extensive route-based industry experience as an executive at global companies in the food, beverage, and service industries, along with his experience serving as a public company director.

JERRY FOWDEN	Age 68

Jerry Fowden has served as a member of our Board since November 2024. Mr. Fowden is the former Chairman of Primo Water, having served on Primo Water’s board of directors from 2009 to November 2024. Mr. Fowden was previously the Executive Chairman of Cott, a beverage company that acquired Legacy Primo, from 2018 to 2020. Prior to his role as Executive Chairman, Mr. Fowden served as the Chief Executive Officer of Cott from 2009 to 2018, as President of Cott’s international operating segment from 2007 to 2008, as Interim President of Cott’s North American business from 2008 to 2009, and as Interim President of Cott’s UK and European business from 2007 to 2009. Mr. Fowden is well qualified to serve on our board of directors because of his experience with Primo Water and because of his industry and extensive M&A and business integration experience.

TONY W. LEE	Age 52

Tony W. Lee has served as a member of our Board since November 2024. He previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Lee is a co-founder and Managing Partner of One Rock. In his role, Mr. Lee serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities. Prior to co-founding One Rock in 2010, Mr. Lee was a Managing Director at Ripplewood Holdings (“Ripplewood”), a private equity firm. Mr. Lee joined Ripplewood in 1997 and was responsible for Ripplewood’s efforts in the global chemicals and industrial sectors. Mr. Lee is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

BILLY D. PRIM	Age 69

Billy D. Prim has served as a member of our Board since November 2024. Mr. Prim founded Legacy Primo in 2004. He served as a director of Primo Water from 2020 to November 2024. From 2017 to 2020, Mr. Prim served as the Executive Chairman of Legacy Primo. Prior to founding Legacy Primo, Mr. Prim founded Blue Rhino Corporation, which he led to an initial public offering in 1998. He previously served on the board of directors of Ferrellgas Partners, L.P., Southern Community Bank and Trust, Southern Community Financial Corporation, Towne Park Ltd., and Blue Rhino Corporation. Mr. Prim is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of Primo Water’s business and substantial corporate and shareholder governance expertise.

KIMBERLY REED	Age 52

Kimberly Reed has served as a member of our Board since November 2024 and previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Ms. Reed previously served on the board of directors of a One Rock portfolio company and affiliated entities, and she has been a Partner of One Rock since 2010. Ms. Reed is well qualified to serve on our board of directors because of her extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

ALLISON SPECTOR	Age 41

Allison Spector has served as a member of our Board since November 2024. Ms. Spector has served as the Head of ESG of One Rock since 2021, where she leads ESG value creation and decarbonization efforts across the firm and its portfolio companies. Prior to her role at One Rock, she was a Director of Responsible Investing at Nuveen from 2018 to 2021. Ms. Spector is well qualified to serve on our board of directors because of her extensive business, environmental, social, and governance, and leadership experience.

STEVEN P. STANBROOK	Age 67

Steven P. Stanbrook has served as a member of our Board since November 2024. Mr. Stanbrook served on the board of directors of Primo Water from 2018 to November 2024. Mr. Stanbrook is an Executive Advisory Partner at

Wind Point Partners, a Chicago-based private equity firm, where he has served since 2016. Since 2017, he has also served as a director of Voyant Beauty LLC, a contract manufacturer of personal and beauty care products. Mr. Stanbrook serves on the board of directors of Group 1 Automotive, Inc. and previously served on the boards of Imperial Brands PLC, Hewitt Associates, Inc., and Chiquita Brands International, Inc. Mr. Stanbrook is well qualified to serve on our board of directors because of his extensive executive experience gained through his various roles with international consumer packaged goods businesses and extensive governance experience gained from serving on the boards of multinational companies.
The Nominating and Governance Committee believes that the Board should be comprised of directors with a broad range of experience, expertise and attributes. The following table reflects the diverse skill set requirements of the Board and identifies the specific experience, expertise and attributes brought by each individual director nominee.

	Robbert Rietbroek	C. Dean Metropoulos	Kurtis Barker	Britta Bomhard	Susan E. Cates	Michael Cramer	Eric J. Foss	Jerry Fowden	Tony W. Lee	Billy D. Prim	Kimberly Reed	Allison Spector	Steven P. Stanbrook
Public Company Experience	X	X	X	X	X	X	X	X		X			X
Corporate Governance Experience		X	X	X	X	X	X	X		X	X	X	X
Operational Experience	X	X	X	X	X	X	X	X	X	X	X		X
Finance and Accounting Experience		X		X	X	X	X		X	X	X		X
Sales and Marketing Experience	X	X	X	X			X	X		X	X		X
Risk Management Experience	X	X	X	X	X	X	X	X	X	X	X	X	X
M&A and Corporate Strategy Experience	X	X	X	X	X	X	X	X	X	X	X	X	X
Human Capital Experience	X			X	X	X	X	X		X		X	X
Executive Experience	X	X	X	X	X	X	X	X	X	X			X
Cybersecurity / Data Privacy				X	X	X	X	X	X	X			X
Industry Experience	X	X	X	X	X	X	X	X	X	X	X	X	X

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
On November 8, 2024 the Audit Committee of the Board dismissed Ernst & Young LLP (“E&Y”), BlueTriton’s independent registered public accounting firm prior to the consummation of the Transaction.
The report of E&Y on the consolidated balance sheet of BlueTriton, the Company’s accounting predecessor, as of December 31, 2023 and 2022, and the consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of shareholders’ equity, and consolidated statements of cash flows for the years ended December 31, 2023 and 2022 (successor), did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles.
During the period from January 1, 2022 to December 31, 2023 and subsequent interim period through November 8, 2024, there were no disagreements between BlueTriton and E&Y on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in its report on BlueTriton’s financial statements for such period.
During the period from January 1, 2022 to December 31, 2023 and subsequent interim period through November 8, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
The Company provided E&Y with a copy of the applicable disclosures contained in its Current Report on Form 8-K/A dated November 12, 2024 and requested that E&Y furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of E&Y’s letter, dated November 8, 2024, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K/A dated November 12, 2024.
Effective upon consummation of the Transaction, the Audit Committee of the Board approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective November 8, 2024. PwC was Primo Water’s independent registered public accounting firm prior to the Transaction. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through November 8, 2024, neither BlueTriton nor anyone on its behalf consulted with PricewaterhouseCoopers LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
PricewaterhouseCoopers LLP previously served as Primo Water’s independent registered public accounting firm from 2007 until November 2024. Neither PricewaterhouseCoopers LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.
A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.
In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Primo Brands.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2024. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee received the written disclosures and the letter from the auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from the Company and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.
The Audit Committee also discussed with the independent auditor the overall scope and plans for the audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditor, who is engaged to audit and report on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
SUSAN E. CATES, CHAIR
ERIC FOSS

February 18, 2025
Joseph Rosenberg tendered his resignation from the Board and the Audit Committee on March 18, 2025, which the Board accepted. Kurtis Barker subsequently joined the Audit Committee and therefore did not participate in the approval of the above report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Set forth below are the fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, by Primo Brands for the year ended December 31, 2024. The Company was incorporated in the year ended December 31, 2024 and therefore did not have an independent registered public accounting firm prior to such year.

(in thousands) Fee Category	Fiscal 2024 (Primo Brands)
Audit Fees	$3,604.2
Audit-Related Fees	$—
Tax Fees	$976.9
All Other Fees	$202.0
Total Fees	$4,783.1

AUDIT FEES
Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report on Form 10-K for the 2024 fiscal year and for the review of the financial statements included in our Quarterly Report on Form 10-Q. In addition, services rendered in 2024 included services related to the audit of statutory filings and various SEC filings.
AUDIT-RELATED FEES
There were no audit-related fees for 2024.
TAX FEES
Tax fees in 2024 consisted of tax compliance services and advice.
ALL OTHER FEES
All Other Fees for 2024 consisted of fees for services not included in the Audit, Audit Related, and Tax categories, including consulting services and access to accounting research and disclosure review software resources.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee’s charter provides that the Audit Committee must pre-approve all permitted auditing services and non-audit services (including the fees and terms thereof) to be performed for the Company or its subsidiary entities by its independent registered public accounting firm. In addition, other than with respect to the annual audit of the Company’s consolidated financial statements, the Chair of the Audit Committee is permitted to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company or its subsidiary entities by its independent registered public accounting firm. Such pre-approvals are subject to ratification by the Audit Committee at its next meeting. This permission is also subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee reviews and discusses with the independent registered public accounting firm the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the accounting firm’s independence. All services to Primo Brands provided by our independent registered public accounting firm in 2024 were approved in accordance with such pre-approval policies and consistent with SEC rules.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
This Proposal 3 gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”).
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Please read “Compensation Discussion and Analysis” beginning on page 32 of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices for NEOs described in this proxy statement. This vote is required under Section 14A of the Exchange Act (which was put in place by the Dodd-Frank Act). Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs. It is expected that the next say-on-pay vote will occur at the 2026 annual meeting of stockholders, although the Board and Compensation Committee will consider the outcome of the advisory vote in Proposal 4 when making a final determination.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
This Proposal 4 gives our stockholders the opportunity to vote, on a non-binding basis, to advise our Board how frequently we should hold an advisory vote on the compensation of our NEOs. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years.
After careful consideration of this Proposal 4, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, the greatest frequency. We understand that our stockholders may have different views as to what the best approach is for the Company, and we look forward to hearing from our stockholders on this Proposal.
You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting on this proposal.
This “say-on-frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast on the proposal. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast by the stockholders to be the frequency recommended by our stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends stockholders vote ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table identifies our current executive officers as of March 20, 2025:

Name	Age	Position
Robbert Rietbroek(1)	51	Chief Executive Officer and Director
David Hass(2)	46	Chief Financial Officer
Jason Ausher(3)	51	Chief Accounting Officer
Robert Austin(4)	55	Chief Operating Officer
Marni Morgan Poe(5)	55	General Counsel & Corporate Secretary
Hih Song Kim(6)	60	Chief Administrative Officer & Assistant Corporate Secretary

(1)	See biography on page 10 of this proxy statement.
(2)
David Hass has served as our Chief Financial Officer since November 2024. Mr. Hass has served as Chief Financial Officer of Primo Water from January 2023 to November 2024. Prior to his appointment as Primo Water’s Chief Financial Officer, Mr. Hass served as Chief Strategy Officer for Primo Water from 2020 to 2023. From 2011 to 2020, Mr. Hass served in various roles with Legacy Primo, including Chief Strategy Officer, Vice President of Strategy, Vice President of Financial Planning & Analysis (FP&A), as well as General Manager of the Canadian business unit and the Water Direct business unit.

(3)
Jason Ausher has served as our Chief Accounting Officer since November 2024. He served as Chief Accounting Officer of Primo Water from May 2015 to November 2024. Prior to his appointment with Primo Water, from 2011 to 2015, Mr. Ausher served as Primo Water’s VP Treasurer, Corporate Development. From 2010 to 2011, Mr. Ausher served as Primo Water’s Corporate Controller, and from 2008 to 2010, he held the position of Controller for Primo Water’s U.S. business unit.

(4)
Robert Austin has served as our Chief Operating Officer since November 2024. He previously served as Chief Operating Officer of BlueTriton from June 2023 to November 2024. Prior to serving as Chief Operating Officer, Mr. Austin served as President of BlueTriton from 2022 to 2023 and Vice President of Field Operations from 2021 to 2022 at BlueTriton’s ReadyRefresh segment. From 2006 to 2021, Mr. Austin served in several leadership roles for ReadyRefresh at Nestlé Waters, the predecessor to BlueTriton, including serving as Senior Director of Supply Chain – ReadyRefresh and National Operations Manager – Retail Direct for ReadyRefresh. Mr. Austin managed the growth of a startup company, Austin Computer Enterprises, Inc. from 1999 to 2004, and he began his career serving in managerial roles for Butler International from 1994 too 2004.

(5)
Marni Morgan Poe has served as our General Counsel and Corporate Secretary since November 2024. Ms. Poe served as Primo Water’s Chief Legal Officer and Secretary from 2010 until November 2024. Prior to her appointment at Primo Water, Ms. Poe served as Primo Water’s Corporate Counsel from 2008 to 2010.

(6)
Hih Song Kim has served as our Chief Administrative Officer and Assistant Corporate Secretary since November 2024. She previously served as the Executive Vice President, Chief Legal Officer, and Corporate Secretary of BlueTriton from July 2021 to November 2024. From 2019 to 2021, Ms. Kim served as Senior Vice President and General Counsel of Kaplan Test Prep, a subsidiary of Graham Holdings Company. Prior to that role, Ms. Kim served as Senior Vice President and General Counsel of Stoli Group (USA), LLC, a producer and distributor of spirits, wines, and non-alcoholic beverages. In 2023, Ms. Kim was elected to serve as Chair of the International Bottled Water Association’s board of directors, where she previously served as Vice Chair.

CORPORATE GOVERNANCE
GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee and Sustainability Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Primo Brands. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at ir.primobrands.com, or by writing to our Corporate Secretary at our offices at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607.
BOARD COMPOSITION
Our Board currently consists of thirteen (13) members: Robbert Rietbroek, C. Dean Metropoulos, Tony W. Lee, Kurtis Barker, Britta Bomhard, Susan E. Cates, Michael Cramer, Eric J. Foss, Jerry Fowden, Billy D. Prim, Kimberly Reed, Allison Spector, and Steven P. Stanbrook. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the next annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in our Certificate of Incorporation, as described below, except as requested by the Sponsor Stockholders. The Sponsor Stockholders have requested to set the size of the Board at thirteen (13) directors. Our Certificate of Incorporation also provides the Sponsor Stockholders with certain director designation rights for so long as such Sponsor Stockholders continue to own at least 5% of our issued and outstanding Common Stock, as described below.
The collective beneficial ownership of shares of Common Stock held by the Sponsor Stockholders determines the future size of the Board and the number of directors that the Sponsor Stockholders may designate to serve on the Board (such directors, the “Sponsor Stockholder Designees”) as follows:

Beneficial Ownership of Common Stock by the Sponsor Stockholders	Total Number of Directors	Sponsor Stockholder Designees
53% or greater	15	8
Less than 53%, but greater than or equal to 45%	15	7
Less than 45%, but greater than or equal to 40%	14	6
Less than 40%, but greater than or equal to 35%	13	5
Less than 35%, but greater than or equal to 30%	12	4
Less than 30%, but greater than or equal to 25%	12	3
Less than 25%, but greater than or equal to 15%	12	2
Less than 15%, but greater than or equal to 5%	12	1
Less than 5%	11	0

STOCKHOLDERS AGREEMENT
On November 7, 2024, the Company and the Initial ORCP Stockholder entered into the Stockholders Agreement setting forth certain governance and other rights of the Sponsor Stockholders (inclusive of any permitted transferees of the Initial ORCP Stockholder). In addition to the rights described above under “Board Composition,” such rights include:
Consent Rights
Pursuant to the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding shares of the Company’s Common Stock, the prior written approval of the ORCP Stockholders will be required in order for the Company to do any of the following:
•	authorize, create, or issue any Shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:
○	issuances to Primo Brands or its wholly-owned subsidiaries;

○	issuances of up to 3% of the outstanding equity securities of Primo Brands or any of its subsidiaries;
○	issuances pursuant to an equity compensation plan that came into effect at the Closing or approved by the Board; or
○	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;
•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million;
•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million;
•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year;
•
redeem or repurchase equity securities, other than (i) from a departing associate, officer, director, or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules;

•
incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of the Company to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing;

•
amend, modify, waive, or repeal any provision of the Stockholders Agreement or the organizational documents of Primo Brands or any of our subsidiaries that adversely affects the powers, preferences, rights, or protections of the ORCP Stockholders or the Sponsor Nominees (as such term is defined in the Stockholders Agreement), increases the liability of a Sponsor Nominee, or adversely affects the Company’s ability to perform its obligations under the Stockholders Agreement;

•	designate a director to the Board other than in accordance with our Certificate of Incorporation; and
•	enter into an agreement to do any of the foregoing.
Pursuant to the Stockholders Agreement, approval of 66 2⁄3% of the Board will be required in order for the Company to do any of the following:
•
issue Shares or other equity securities, including any preferred stock, to the Initial ORCP Stockholder and certain of its permitted transferees, other than to ORCP pursuant to its purchase rights described below under “—Purchase and Notice Rights”;

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction;
•	increase or decrease the size of the Board or the board of directors of any subsidiary, or any committee thereof, other than as specified above; and
•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy, or other insolvency proceeding of Primo Brands or any of our material subsidiaries.
Furthermore, removing or replacing our CEO in the first year following the Closing will require approval of 66 2⁄3% of the Board.
Purchase and Notice Rights
Pursuant to the Stockholders Agreement, so long as the ORCP Stockholders beneficially own at least 15% of the shares of Common Stock, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by the Company or any of our subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, associates, or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by the Company or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization, or similar event, and issuances of shares of a subsidiary to the Company or a wholly-owned subsidiary of the Company. We are required to provide the ORCP Stockholders with written notice at least seven business days prior to any intended issuance of such new equity securities.
We are required to provide the ORCP Stockholders with written notice at least five business days prior to any (i) issuance of additional shares of Common Stock, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any shares of Common Stock, including pursuant to a share repurchase program established by the Board.
Information Rights
For so long as a Sponsor Stockholder beneficially owns at least 5% of the Common Stock, we will provide such Sponsor Stockholder with annual, quarterly, and monthly financial statements, an annual budget, and such other information and access as is reasonably requested.
Pursuant to the Stockholders Agreement, the ORCP Stockholders may request that we conduct a registered offering of their Common Stock, subject to certain conditions. The ORCP Stockholders and any other Sponsor Stockholder that beneficially owns 5% of the outstanding shares of Common Stock may exercise piggyback rights to participate in any registered offering of Common Stock conducted at their request or at the initiative of the Company. Pursuant to the Stockholders Agreement, we agreed to file a shelf registration statement as promptly as practicable to register the resale by the Sponsor Stockholders of their respective shares of Common Stock from time to time. The ORCP Stockholders have the right to request a takedown offering of shares off of an effective shelf registration statement, and the ORCP Stockholders and any other Sponsor Stockholders that beneficially own greater than 5% of the outstanding shares of Common Stock will have piggyback registration rights with respect to such a takedown.
Sponsor Stockholders who are not ORCP Stockholders (collectively, “Other Sponsor Stockholders”) and who own at least 10% of the outstanding shares of Common Stock may request a registered takedown if the shares of Common Stock to be sold by such Other Sponsor Stockholder have an aggregate market value of at least $50 million. Such a request will require the consent of the ORCP Stockholders during the first 18 months after the consummation of the Transaction, and in the case of an Other Sponsor Stockholder beneficially owning 20% or more of the outstanding shares of Common Stock, will be limited to two demand registrations, or, in the case of an Other Sponsor Stockholder beneficially owning between 10% and 20% of the outstanding shares of Common Stock, will be limited to one demand registration.
Certain provisions of the Stockholders Agreement terminate upon the first to occur of: (i) the time at which a particular Sponsor Stockholder, as such term is defined in the Stockholders Agreement, ceases to beneficially own any shares of Common Stock, (ii) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the Initial ORCP Stockholder, or (iii) receipt of written notice of termination for all Sponsor Stockholders by the Initial ORCP Stockholder holding a majority of the outstanding shares of Common Stock held by all Sponsor Stockholders at such time.
DIRECTOR INDEPENDENCE
Pursuant to the corporate governance listing standards of the NYSE, a director employed by the Company cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if the Board affirmatively determines that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Ownership of a significant amount of the Common Stock, by itself, does not constitute a material relationship.
Our Board has determined that each of Ms. Bomhard, Ms. Cates, Mr. Cramer, Mr. Foss, Mr. Fowden, Mr. Prim, and Mr. Stanbrook qualifies as an independent director in accordance with the rules of the NYSE. Under the rules of the NYSE, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with the Company. In addition, as required by the rules of the NYSE, the Board has made an affirmative determination as to each independent director that he or she, as applicable, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s relationships as they may relate to us and our management. We are currently relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the requirement that a majority of the Board be independent and that our Audit, Compensation and Nominating and Governance Committees be fully independent. As described below under “—Controlled Company Exemption,” we may also choose to rely on the phase-in exemption provided to companies that cease to be considered a “controlled company,” which would provide an exemption from the requirement that a majority of the Board and our Nominating and Governance Committee and Compensation Committee be independent until 1 year following the date on which we ceased to be a “controlled company.”
CONTROLLED COMPANY EXEMPTION
As of March 12, 2025, we are no longer considered a “controlled company” for the purposes of the NYSE listing requirements. Although we were a “controlled company” by such standards, we did not rely on any of the related corporate governance exemptions and instead have relied only on the phase-in exemptions available to newly-public companies, which phases-in compliance with certain Board and committee independent requirements until November 11, 2025. However, even though we are no longer a “controlled company,” we continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies during a one-year transition period following the date on which we ceased to be a “controlled company,” or until March 12, 2026. For example, we may not be subject to certain corporate governance requirements, including that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the NYSE, until March 12, 2026. In addition, we would not be required to have a Nominating and Governance Committee or Compensation Committee that is composed entirely of independent directors until March 12, 2026. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
DIRECTOR CANDIDATES
Our business and affairs are managed by or under the direction of the Board, which is chaired by Mr. Metropoulos. When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies in order to provide an appropriate mix of experience and skills relevant to the size and nature of the business.
The Nominating and Governance Committee is responsible for identifying and evaluating the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in our Certificate of Incorporation, the Stockholders Agreement and any other stockholders agreement to which we are a party.
To facilitate the search process for director candidates, the Nominating and Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Governance Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Governance Committee will adhere to the following criteria: (i) each director should be an individual of the highest character and integrity; (ii) each director should have sufficient experience to enable the director to make a meaningful contribution to the Board and to the Company; (iii) each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and (iv) subject to any applicable phase-in periods, the Board shall be comprised of a majority of independent directors, and each director who is nominated as an independent director shall meet all of the criteria for independent directors established by the NYSE and applicable U.S. securities laws. In addition, the Nominating and Governance Committee will consider applicable laws, rules and regulations pertaining to a director’s residence and qualification requirements, and any agreements to which the Company is a party that provide a third party with the right to have nominated for election as a director a person or persons of such third party’s choice, including any such provisions included in the Certificate of Incorporation and the Stockholders Agreement.
Our Corporate Governance Guidelines provide that the Board will give consideration to, as a whole, (i) what skills and competencies the Board should possess, (ii) what skills and competencies each director currently possesses, (iii) what skills, competencies and experiences the potential nominee will bring, and (iv) the number of boards of directors on which the potential nominee sits. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business, and with sufficient time available to devote to the affairs of the Company.
In addition, our Corporate Governance Guidelines provide that no director may serve on the board of directors of more than five publicly traded companies, or, in the case of a director who serves as an executive officer (other than Executive Chair) of a publicly traded operating company, two publicly traded companies, or, in the case of a director who serves as Executive Chair of a publicly traded operating company, three publicly traded companies, in each case, inclusive of the Board of the Company. A director who serves as an interim or temporary executive officer or Executive Chair of a publicly traded operating company would not be covered by the more restrictive executive officer or Executive Chair policy. The Audit Committee Charter further prohibits directors serving on the Audit Committee from simultaneously serving on the audit committees of more than two other publicly traded companies unless the Board determines that exceeding that limit would not impair such director’s ability to effectively serve on the Audit Committee, which determination must be disclosed in the Company’s annual proxy statement.
Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Corporate Secretary, Primo Brands Corporation, 1150 Assembly Drive, Suite 800, Tampa, Florida 33607. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
COMMUNICATIONS FROM INTERESTED PARTIES
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the Chairman of the Board, the lead independent director, the chairperson of any committee, the non-management or independent directors as a group or any individual directors, may do so by addressing such communications or concerns to the Corporate Secretary of the Company at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607, who will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Such communications may be done confidentially or anonymously.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board (“Chairman”) and CEO as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separate, with Mr. Metropoulos serving as Non-Executive Chairman of the Board (the “Non-Executive Chair”) and Mr. Rietbroek serving as CEO. Our Board believes that separating the roles of Chairman and CEO is best for our company and its stockholders at this time because it allows Mr. Rietbroek to focus on the day-to-day operation of our business and allows Mr. Metropoulos to focus on Board-related matters. Moreover, the Stockholders Agreement provides that Mr. Metropoulos will serve as Non-Executive Chair for a period of two years from the Closing, unless he is unable or unwell to serve.
Our Board is comprised of individuals with extensive experience in finance, the food and beverage industry and public company management. For these reasons and because of the strong leadership of both Mr. Metropoulos as Non-Executive Chair and Mr. Rietbroek as Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to consider whether the positions of Chairman and Chief Executive Officer should be separated or combined at any given time, subject to the Stockholders Agreement.
Our Corporate Governance Guidelines provide that, subject to the Certificate of Incorporation and the Stockholders Agreement, if the Chairman is a member of management or does not otherwise qualify as independent, there should be a “lead independent director” appointed by the Board from its independent members. If a lead independent director is appointed by the Board and the role of Chairman is filled by a director who is also independent, the lead independent director shall act in a supportive capacity to the Chairman and shall act as Chairman in the event the Chairman is unavailable. In addition, the Stockholders Agreement provides that during the 24-month period following the Closing, if the initial lead independent director ceases to serve as a director for any reason (including removal), the directors who are not a Sponsor Designee or the Mutually Agreed Director (as defined in the Stockholders Agreement) (the “Unaffiliated Directors”) shall have the right to determine a replacement lead independent director meeting all applicable SEC and stock exchange independence tests, subject to the approval of the ORCP Stockholders so long as the ORCP Stockholders are entitled to appoint at least two directors (such approval not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following the Closing, if the initial lead independent director ceases to serve as a director for any reason (including removal), the Board shall have the right to determine a replacement lead independent director meeting the criteria set forth above.
Consistent with the Corporate Governance Guidelines and the Stockholders Agreement, the Board has appointed Ms. Fowden to serve as our lead independent director, effective through the 24-month period following November 8, 2024. The lead independent director’s responsibilities are expected to include:
•	presiding over executive sessions with independent directors;
•	consulting with the Non-Executive Chair to establish the annual schedule of the meetings of the Board;
•	consulting with the Non-Executive Chair to set the agendas for all meetings of the Board;
•	calling special meetings of the Board; and
•	all other powers and duties as may from time to time be assigned by the Amended and Restated Bylaws of Primo Brands Corporation (“Bylaws”), applicable law or regulatory requirement, or by the Board.
The Board may modify its leadership structure in the future as it deems appropriate, to the extent consistent with the Certificate of Incorporation, Bylaws and Stockholders Agreement.
The Board has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight primarily through the Audit Committee. To that end, the Audit Committee will hold periodic discussions with management regarding our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures such as fraud, cybersecurity, artificial intelligence, and data privacy matters, and environmental, competitive, and regulatory risks. The Audit Committee will also receive regular updates regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks. On at least an annual basis, the Audit Committee will facilitate a discussion with the Board regarding our risk management function and our major strategic, financial, and operational risk exposures and disclosures.
INSIDER TRADING POLICY
Our Board has adopted an Insider Trading Policy that governs the purchase, sale and/or other disposition of the Company’s securities and is applicable to all of our directors, officers, associates and consultants. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025.
The Insider Trading Policy prohibits our directors, officers and employees, certain members of their families and any entities they control from engaging in hedging or monetization transactions involving Primo Brands securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) applicable to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and associates at all levels of Primo Brands and of the businesses we operate, which addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Ethics Code. A copy of the Ethics Code is available in the “Governance” section of the “Investor Relations” page of our website located at ir.primobrands.com. We expect that any amendments to the Ethics Code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There was one (1) meeting of the Board during the fiscal year ended December 31, 2024, which occurred following the Closing. During the fiscal year ended December 31, 2024, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available in the “Governance” section of the “Investor Relations” page of our website located at ir.primobrands.com, a director is expected to maintain sufficient time available to devote to the affairs of the Company. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend. As Primo Brands was not a public company until the Closing, the Company did not hold an annual meeting of stockholders in 2024.
EXECUTIVE SESSIONS
To allow for free and open discussion and communication among directors, the non-management directors will meet in executive session (with no members of management present, including the Chief Executive Officer) after every regularly scheduled meeting of the Board and otherwise as those directors determine. The independent directors will meet in executive session (with no other directors present) regularly, and otherwise as those directors determine. The lead independent director presides at executive sessions of the independent directors and the Non-Executive Chair presides at meetings of the non-management directors.
COMMITTEES OF THE BOARD
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Sustainability Committee. Each committee initially consists of three or four directors, including up to two Sponsor Stockholder Designees and two Unaffiliated Directors, each of whom is qualified to serve on the applicable committee under applicable law and stock exchange listing standards, and, taking into account any applicable transition provisions or exceptions, shall qualify as “independent” under applicable stock exchange listing standards and the rules and regulations of the SEC. For so long as the ORCP Stockholders have the right to nominate at least one Sponsor Stockholder Designee, the ORCP Stockholders will have the right to designate a number of members to each committee of the Board equal to the lesser of (i) two directors and (ii) the number of directors that is proportionate (rounding up to the whole director) to the number of Sponsor Stockholder Designees that the ORCP Stockholders are entitled to nominate to the Board pursuant to the terms of our Certificate of Incorporation. The Audit Committee and Nominating and Governance Committee of the Board are each chaired by an individual designated by the Unaffiliated Directors, and the Sustainability Committee and Compensation Committee of the Board are each chaired by a Sponsor Stockholder Designee. In addition to these four standing committees, the Board also has an ad hoc Integration Committee consisting of four directors.

The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance	Sustainability	Integration Committee
Robbert Rietbroek†
C. Dean Metropoulos*
Tony W. Lee*		X
Kurtis Barker*	X
Britta Bomhard†				X
Susan E. Cates†	Chair
Michael Cramer*		Chair	X		Chair
Eric J. Foss†	X	X			X
Jerry Fowden†(1)			Chair
Billy D. Prim†			X
Kimberly Reed*			X	X
Allison Spector*				Chair
Steven P. Stanbrook†		X		X	X

†	Unaffiliated Director
*	Sponsor Stockholder Designee
(1)	Pursuant to the Stockholders Agreement, Mr. Fowden also serves as the lead independent director, effective through the 24-month period following the Closing.
The composition and responsibilities of each of the committees of the Board are described below.
AUDIT COMMITTEE
The Audit Committee of the Board (the “Audit Committee”) consists of three members, including Ms. Cates, Mr. Foss, and Mr. Barker, with Ms. Cates serving as Chair, and each of whom satisfies the applicable independence requirements under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Mr. Barker. We are relying on the phase-in exemptions provided under Rule 10A-3 of the Exchange Act and the NYSE listing rules for newly-public companies with respect to the composition of our Audit Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. In addition, the Board has determined that Ms. Cates qualifies as an “audit committee financial expert,” as such term is defined under SEC rules. The Audit Committee is responsible for overseeing the Company’s corporate accounting and financial reporting process and assisting the Board in its oversight of (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent auditor; (iv) the performance of the Company’s internal auditors and independent auditor; and (v) disclosure controls, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, and overseeing the work of our independent auditor;
•	discussing with our independent auditor any audit problems or difficulties and management’s response;
•	pre-approving all permitted audit and non-audit services performed for us by our independent auditor;
•	reviewing and discussing our annual audited financial statements and quarterly financial statements with our management and our independent auditor;
•
overseeing our risk management activities, including holding periodic discussions with management regarding our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures such as fraud, cybersecurity, artificial intelligence, and data privacy matters, and environmental, competitive, and regulatory risks, and providing oversight and accountability with respect to the execution of appropriate plans to mitigate and/or address such risks; and

•
establishing procedures for: (i) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by the Company’s associates of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on our website at ir.primobrands.com.
The Audit Committee met one (1) time during the fiscal year ended December 31, 2024.
COMPENSATION COMMITTEE
The Compensation Committee of the Board (the “Compensation Committee”) is composed of Mr. Cramer, Mr. Foss, Mr. Lee, and Mr. Stanbrook, with Mr. Cramer serving as Chair. The Board has determined that each member of the Compensation Committee qualifies as “independent” under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Mr. Lee. We are relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the composition of our Compensation Committee and, as described under “—Controlled Company Exemption,” we may also choose to rely on the phase-in exemption provided to companies that cease to be considered a “controlled company,” which would provide an exemption from the requirement that our Compensation Committee consist solely of independent directors until 1 year following the date on which we ceased to be a “controlled company.” The composition of our Compensation Committee will transition to consist solely of independent directors in accordance with the applicable phase-in provisions of the NYSE listing rules. The purpose of the Compensation Committee is to, among other things, (i) discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer; (ii) discharge the responsibilities of the Board relating to compensation of “executive officers” as defined under Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (“Executive Officers”); (iii) annually review and report to the Board on organizational structure and ensure that a succession plan for the chief executive officer and the Executive Officers of the Company has been developed; (iv) administer the Company’s incentive compensation and equity-based plans subject to Board approval; (v) review and discuss with management the Company’s Compensation Discussion and Analysis, and produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations; and (vi) review and discuss with management the Company’s key people management strategies and programs, in furtherance of the Company’s environmental, social, and governance related strategies. Specific responsibilities of the Compensation Committee include, among other things:
•	reviewing and approving corporate goals and objectives relevant to the CEO’s compensation and evaluating the CEO’s performance in light of these goals;
•	reviewing and making recommendations to the Board regarding the annual compensation of the Company’s Chief Executive Officer;
•
reviewing, considering the recommendation of the Company’s Chief Executive Officer and the head of the Company’s human resources function, and establishing the annual compensation of the Executive Officers;

•	reviewing and approving grants for participants under the Company’s equity compensation plans; and
•	reviewing and recommending to the Board the compensation of non-employee directors.
The Compensation Committee charter is available on our website at ir.primobrands.com.
The Compensation Committee met one (1) time during the fiscal year ended December 31, 2024.
NOMINATING AND GOVERNANCE COMMITTEE
The Nominating and Governance Committee of the Board (the “Nominating Committee”) is composed of Mr. Fowden, Mr. Cramer, Mr. Prim, and Ms. Reed, with Mr. Fowden serving as Chair. The Board has determined that each member of the Nominating Committee qualifies as “independent” under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Ms. Reed. We are relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the composition of our Nominating Committee, and, as described under “—Controlled Company Exemption,” we may also choose to rely on the phase-in exemption provided to companies that cease to be considered a “controlled company,” which would provide an exemption from the requirement that our Nominating Committee consist solely of independent directors until 1 year following the date on which we ceased to be a “controlled company.” The composition of our Nominating Committee will transition to consist solely of independent directors in accordance with the applicable phase-in provisions of the NYSE listing rules. The purpose of the Nominating Committee is to, among other things, (i) identify individuals qualified to become members of the Board, consistent with criteria adopted by the Board; (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company;

(iv) oversee the evaluation of the Board; (v) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (vi) monitor and evaluate the Company’s compliance with applicable corporate governance laws and our Certificate of Incorporation, Bylaws, and governance policies; and (vii) monitor and evaluate the Company’s corporate policies and practices, with particular attention to the Company’s Regulation FD Policy, the Insider Trading Policy and the Ethics Code.
Specific responsibilities of the Nominating Committee include, among other things and subject to the provisions of the Certificate of Incorporation, Bylaws and the Stockholders Agreement:
•	establishing and articulating qualifications and selection criteria for members of the Board or any Board committee, in accordance with relevant law and applicable NYSE rules;
•	considering and making recommendations to the Board regarding the composition and chairmanship of the Board and its committees;
•
reviewing and reassessing annually, or more frequently if appropriate, the adequacy of the Corporate Governance Guidelines of the Company and recommending any proposed changes to the Board for approval; and

•	overseeing annual self-evaluations of the performance of the Board, including its individual directors and committees.
The Nominating and Governance Committee charter is available on our website at ir.primobrands.com.
The Nominating and Governance Committee met one (1) time during the fiscal year ended December 31, 2024.
SUSTAINABILITY COMMITTEE
The Sustainability Committee of the Board (the “Sustainability Committee”) is composed of Ms. Spector, Ms. Bomhard, Ms. Reed, and Mr. Stanbrook, with Ms. Spector serving as Chair. The purpose of the Sustainability Committee is to, among other things, assist the Board in discharging its oversight responsibility related to our policies and programs related to sustainability matters and strategy, such as climate change impacts, risks and opportunities, energy and natural resources conservation, environmental and supply chain sustainability, human rights, equity and inclusion, and other sustainability issues that are relevant and material to the Company.
Specific responsibilities of the Sustainability Committee include, among other things:
•
reviewing the governing documents and mandates of the Board committees and recommending changes as necessary in accordance with and with respect to sustainability policies, programs, practices, and related goals;

•	overseeing the Company’s public reporting on sustainability matters, including the related policies and procedures used in the preparation of such disclosures;
•
reviewing and assessing the adequacy and appropriateness of the sustainability policies, programs, practices, and related goals of the Company and recommending any proposed changes to the Board for approval.

The Sustainability Committee Charter is available on our website at ir.primobrands.com.
The Sustainability Committee met two (2) times during the fiscal year ended December 31, 2024.
INTEGRATION COMMITTEE
The Integration Committee of the Board (the “Integration Committee”) is composed of Mr. Cramer, Mr. Foss and Mr. Stanbrook, with Mr. Cramer serving as Chair. The purpose of the Integration Committee is to, among other things, oversee the integration of the businesses of Primo Water and BlueTriton following the Closing. Specific responsibilities of the Integration Committee include, among other things:
•
ensuring that the activities related to the integration of the businesses of Primo Water and BlueTriton following the Closing align with the overarching strategic vision and priorities established by the Board;

•	monitoring and assessing integration milestones, deliverables, and timelines;
•	overseeing the integration of key business functions, including sales, marketing, finance, human resources, and operations, to ensure smooth operational transitions;
•	supporting efforts to blend organizational cultures, reinforcing our shared values, mission, and vision; and
•
identifying, evaluating, and addressing any risks associated with the integration process, including operational, financial, and regulatory risks, and ensuring appropriate mitigation strategies are in place.

SUSTAINABILITY MATTERS
In 2024, we made further progress towards our environmental, social and governance initiatives, including water stewardship, circular packaging, greenhouse gas reduction, and people/community engagement ,while we continue to build on our sustainable practices from BlueTriton and Primo Water prior to the Transaction:
1.
We discontinued our prior Carbon Neutral certification and elected to pursue near-term emission reduction targets in line with the Science Based Targets Initiative’s (“SBTi”) criteria and recommendations.

Recently, our near-term emission reduction targets were validated by SBTi, including our aim to reduce our absolute operational emissions, scope 1 and 2, by 42%, by 2030 vs. 2022 values1.
2.	We continued to advance our renewable electricity strategy, including breaking ground on our approximately 18,000 MWh per year solar field supporting our Hollis, Maine[2] factory.
3.	We increased the volume share of gallons sold through reusable/refillable solutions to 29%.
4.	We achieved a CDP (formerly known as the Carbon Disclosure Project) score of a B in both climate and water security surveys improving from a C and D, respectively, in 2023 and 2022[3].
5.
We improved water efficiency in our factories, saving over 130MM4 gallons in the aggregate while executing verified replenishment projects that replenished 143.7MM5 gallons of water across the regions in which we operate.[6]

6.
We supplemented our basin level water risk assessment with detailed operational water risk assessment across all factories. We are partnering with the Water Resource Institute (WRI) to conduct an independent water risk assessment in 2025.

7.
We became the first company in the Beverage industry to achieve third-party enterprise-level WAVE, Water Stewardship Verified, a program by The Water Council and were the first company to be certified to SCS Global’s Water Stewardship and Resiliency Standard.

8.
Our automatic route optimization system reduced an additional 295,000+ miles driven and saved over 42,000 gallons[7] of diesel fuel, bringing our total reduction to over 8 million miles and more than 1 million gallons of diesel fuel since implementation. Today, 37% of our route delivery fleet is powered by propane, a lower emission fuel[8] type.

9.
We donated over 1 million cases of water to support disaster relief and other community efforts, while completing a multi-year donation program from 2023 to 2024, which totaled approximately $1.5MM, to help build piped water access to communities in need.

10.	We achieved 35% recycled content across single-serve PET bottles and by 2030 aim for 50% across Beverage packaging[9].
11.
We sold over 1.3 billion gallons of drinking water in reusable, returnable, refillable format, providing consumers with alternatives to single-serve format, avoiding an equivalent weight of 160 million+ pounds[10] of plastics.

[1]	Near term emissions reduction target validated by SBTi for BlueTriton Brands, Inc.
[2]	BlueTriton Brands, Inc location
[3]	BlueTriton Brands, Inc 2024 CDP Submission score
[4]	Based on tracking in-plant water efficiency across BlueTriton Brands, Inc factories in 2024.
[5]	Based on third-party verified volumetric water benefit across multiple completed water replenishment projects in 2024
[6]
“Replenish” refers to the volumetric water benefits associated qualifying activities completed by, or on behalf of, BlueTriton as verified by a 3rd party against the Volumetric Water Benefit Accounting (VWBA) 1.0.

[7]	Legacy Primo Water automatic route optimization (ARO) system
[8]	Department of Energy https://afdc.energy.gov/vehicles/propane-emissions
[9]
“Beverage packaging” refers to all packaging materials utilized in the saleable beverage product or during transportation & distribution (bottle, cap, label, tray, films, etc.). Excluding pallets, bulkheads, and other freight related equipment and materials.

[10]
Estimated based on calculating the weight of the equivalent number of single-use water bottles that 1.3 billion gallons sold in reusable format replaces, using an avg weight of ~9g-10g per bottle with cap.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis provides an overview and analysis of the compensation awarded to or earned by our NEOs for fiscal 2024, including the elements of our compensation programs for NEOs, material compensation decisions made under those programs for fiscal 2024 and the material factors considered in making those decisions. For fiscal 2024 our NEOs were:

Robbert Rietbroek	Chief Executive Officer
David Hass	Chief Financial Officer
Robert Austin	Chief Operating Officer
Marni Morgan Poe	General Counsel & Corporate Secretary
Hih Song Kim	Chief Administrative Officer & Assistant Corporate Secretary

This section describes the actions and decisions of our board of directors and Compensation Committee along with the legacy compensation committees of the Primo Water and BlueTriton boards of directors, as applicable, as they relate to fiscal 2024. The information in this section is largely historical and includes descriptions of certain elements of the Primo Water and BlueTriton legacy compensation programs that were in place, and compensation decisions that were made during fiscal 2024, including, in some instances prior to initiating the process associated with, or the consummation of, the Transaction.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts following this proxy statement may differ materially from programs as summarized in this discussion.
Following the Transaction, our management’s focus has been on executing our vision of inspiring healthier lives for everyone, everywhere with every sip. Our portfolio of iconic brands serves customers and consumers across North America in retail, at home, in the office, at restaurants and hotels and on-the-go – whenever, wherever, and however they hydrate. We aim to be a force for good in our communities by providing healthy hydration, local environmental stewardship, and innovative beverage and circular packaging solutions to drive growth and create value for all stakeholders. In furtherance of our goals, we strive to be a pay-for-performance company, offering market-competitive compensation, meaningful benefits and differentiated rewards for our high performers. We believe that investing in our associates results in increased engagement, satisfaction and retention, which ultimately leads to an elevated customer experience and increased stockholder value.
Our total rewards program applicable across our organization (including with respect to the NEOs previously employed by Primo Water or BlueTriton) encompasses six primary components that collectively define our organization’s value proposition:
•	Compensation. Includes both fixed pay and variable pay tied to performance levels.
•
Benefits/Perquisites. Programs to supplement the compensation associates receive, including health and well-being, income protection, savings and retirement programs that offer security for associates and their families.

•	Recognition. Either formal or informal programs that acknowledge or give special attention to associate actions, efforts, behaviors or performance that support business strategy.
•	Talent Development. Programs and tools for associates to advance their skills and competencies in both their short- and long-term careers.
•
Performance Management. The alignment of organizational, team and individual efforts toward the achievement of business goals and organizational success. Performance management includes establishing expectations, skill demonstration, assessment, feedback and continuous improvement.

•	Work-Life Effectiveness. A specific set of organizational practices, policies and programs, plus a philosophy that actively supports efforts to help associates achieve success at both work and home.

Our total rewards program (including the prior programs maintained by Primo Water and BlueTriton) is generally designed to:
•	Attract, motivate, reward, and retain talent who contribute to the success of Primo Brands.
•	Provide fair and competitive compensation packages that are designed to retain and incentivize executives to drive company performance.
•	Focus on variable compensation that rewards the achievement of short-term and long-term goals and emphasizes Primo Brands’ commitment to pay-for-performance.
•	Recognize that different people have different needs, and thus strive to provide flexibility and choice in our reward system.
•	Provide our talent with opportunities, which relate to competitive practices and reflect individual responsibilities, skills, and contributions to Primo Brands.
•	Support the whole person, enabling personal and professional growth.

What We Do and Do Not Do. We seek to ensure that our executive compensation programs are closely aligned with the interests of our stockholders by following these corporate governance best practices:

WHAT WE DO		WHAT WE DO NOT DO
✔
Administer a robust risk management program, which includes our Compensation Committee’s oversight of the relationship between our compensation programs and risk, as well as the oversight of risk by the Audit Committee on behalf of the full Board pursuant to the Audit Committee Charter
✘
Permit employees or directors to engage in any hedging or monetization transactions, short-term, or speculative transactions, or to hold Primo Brands securities in a margin account or pledging Primo Brands securities as collateral for a loan

✔	Award annual and long-term incentive compensation subject to achievement of objective and pre-established performance goals tied to corporate, operational and strategic objectives	✘	Permit stock option re-pricing (including cash buyouts of underwater options or stock appreciation rights) without stockholder approval
✔	Provide competitive compensation that is compared to a relevant peer group, which is reviewed annually	✘	Provide for automatic “single trigger” vesting of awards granted by Primo Brands upon a change in control*
✔	Include double trigger change in control vesting provisions for equity awards*	✘	Provide cash compensation upon death or disability
✔	Engage an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement	✘	Provide excise tax gross-ups upon change in control
✔
Maintain a clawback policy to allow the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required financial restatement, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws (including any “Big R” or “little r” restatement)
		✘	Provide excessive perquisites
✔
Maintain stock ownership guidelines, pursuant to which our directors, NEOs, and other key employees (a) are directed to hold a certain amount of shares (based on a multiple of base salary or retainer and without taking into account any unexercised option or unearned performance-based vesting awards) and (b) are required to retain a specified portion of the shares received as equity compensation from Primo Brands (or any successor thereto) until the requisite holding level is achieved
		✘	Provide a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met
✔	Provide cash bonuses and vesting for performance-based restricted share units at up to 200% of target

*
Mr. Austin and Ms. Kim were historically granted profits interests in a parent entity of BlueTriton (“BlueTriton Profits Interests”), some of which include single trigger vesting upon an “Exit Transaction” of such parent entity, as described in “—Triton Water Parent Holdings, LP Class B Units” below. The Transaction was not an Exit Transaction under the terms of these awards and such awards remain at such parent entity level. In connection with the consummation of the Transaction, the general partner of the parent entity determined to treat outstanding unvested time-vesting BlueTriton Profits Interests as vested in connection with a distribution of profits, which allowed such unvested units to participate currently in such distribution; however, all such unvested time-vesting BlueTriton Profits Interests remain unvested and subject to forfeiture pursuant to their terms for all other purposes.

CEO Compensation for Fiscal 2024
Our Chief Executive Officer commenced employment with Primo Water on January 1, 2024. To facilitate his hiring from an external organization, Mr. Rietbroek was paid a one-time cash sign-on bonus of $882,500 on January 19, 2024, which partially made him whole for the cash compensation that he left behind with his former employer and received a one-time inducement equity award of $3,500,000 as a replacement for compensation forgone at his former employer. Such one-time bonus and equity award were in addition to Mr. Rietbroek’s annual equity grant in accordance with Primo Water’s annual equity grant process, typically in December of the year prior to the applicable fiscal year. Because Mr. Rietbroek commenced employment after awards with respect to fiscal year 2024 had been granted to other Primo Water executives, both his fiscal year 2024 and fiscal year 2025 awards were issued during fiscal year 2024. The graphic below is intended to illustrate Mr. Rietbroek’s total compensation attributable to fiscal year 2024, which (a) excludes compensation paid to make him whole for compensation foregone at his former employer and (b) accounts for the impact of his receipt of two annual grants during the fiscal year (i.e., excluding his equity award in respect of fiscal year 2024, which in the ordinary course, would have been issued in 2023), relative to the total compensation set forth in the Summary Compensation Table. The below is not intended to be a substitute for the disclosure set forth in the Summary Compensation Table below or otherwise, but is intended to show Mr. Rietbroek’s annual compensation without regard for one-time differences due to his hire (and related grant timing).
CEO Total Compensation (TC)

($000)	Total Compensation Disclosed for 2024	Total Compensation Disclosed for 2024 (excluding one-time on-hire legacy Primo Water compensation)
Base Salary	$721	$721
Annual Bonus	$1,328	$1,328
Total Annual Compensation (TAC)	$2,050	$2,050
Annual LTI Awards (Granted in December 2024)	$9,579	$9,579
Total Direct Compensation (TDC)	$11,628	$11,628
All Other Compensation	$26	$26
New Hire and One-Time Compensation
Annual LTI Awards (Granted in January 2024)	$7,605	Excluded
— Award Timing	January 2024
Inducement / Make Whole Awards	$6,513	Excluded
— Award Timing	January 2024
— Moving Expenses	$219	Excluded
Total Compensation	$25,991	$11,654

Say-on-Pay
In 2024, approximately 95.2% of the votes cast on Primo Water’s say-on-pay proposal approved the compensation of its NEOs as disclosed in its proxy statement in respect of 2023. Although the vote was non-binding, Primo Water’s compensation committee took into account the result of the 2024 vote in determining executive compensation policies and decisions since the 2024 annual meeting of stockholders. Primo Water’s compensation committee viewed the vote as an expression of the stockholders’ general satisfaction with the current executive compensation programs. Our Compensation Committee intends to consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions in 2025.
Overview of Compensation Programs; Role of Compensation Committee
Prior to the Transaction
Prior to the Transaction, the compensation committee of Primo Water was responsible for overseeing the Primo Water executive compensation programs, including those applicable to Messrs. Rietbroek, Hass, and Ms. Poe, which primarily included compensation (base salary, annual bonus opportunities, and target long-term equity compensation) and limited perquisites. In addition, the compensation committee of Primo Water was responsible for overseeing talent management and succession planning for the Primo Water executive officers, as well as reviewing and approving corporate goals and objectives relevant to the Primo Water Chief Executive Officer’s compensation, evaluating Mr. Rietbroek’s performance in light of these goals and objectives, and making a recommendation to the board of Primo Water regarding Mr. Rietbroek’s compensation level based on the evaluation of his performance. To assist in executing its responsibilities, the compensation committee of Primo Water retained independent compensation consultants, at Primo Water’s expense, who reported solely to the compensation committee. Changes to the compensation of Mr. Rietbroek were recommended to the independent members of the Primo Water board by the compensation committee of Primo Water, and the board of Primo Water reviewed and approved any changes deemed appropriate. The compensation committee of Primo Water reviewed and approved the compensation and any adjustments thereto for the other executive officers.
Prior to the Transaction, the compensation of Mr. Austin and Ms. Kim was determined by BlueTriton. In particular, the compensation committee of the BlueTriton board of directors (the “BlueTriton Board”) was responsible for designing and administering executive compensation programs and made compensation decisions with respect to Mr. Austin and Ms. Kim, which primarily included compensation (base salary, annual bonus opportunities and participation in the BlueTriton long-term equity compensation program, in the form of BlueTriton Profits Interests) and limited perquisites. In addition, the compensation committee was responsible for overseeing talent management and succession planning for the BlueTriton executive officers.

Following the Transaction
Following the Transaction, the Compensation Committee is responsible for overseeing the executive compensation programs applicable to our NEOs which currently include cash and equity compensation (base salary, annual bonus opportunities, and target long-term equity compensation) and limited perquisites. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the Primo Brands’ executive officers, as well as setting objectives and evaluating the performance of Primo Brands’ Chief Executive Officer. To assist in executing its responsibilities, our Compensation Committee retained independent compensation consultants, at Primo Brands’ expense, who report solely to our Compensation Committee. Changes to the compensation of the Chief Executive Officer of Primo Brands will be recommended to the independent members of the Board by the Compensation Committee, and the Board will review and approve any changes deemed appropriate.
Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions
Prior to the Transaction
Prior to the Transaction, the compensation committee of Primo Water, annually and as it otherwise deemed appropriate, met with its Chief Executive Officer and its Chief Human Resources Officer to obtain recommendations with respect to its compensation programs and packages for Mr. Hass and Ms. Poe. Further, from time to time, its Chief Executive Officer and Chief Human Resources Officer made recommendations to its compensation committee on base salary, long-term incentive plan awards, performance targets, and other compensation terms for such executive officers that its compensation committee considered. The compensation committee of Primo Water considered management’s proposals, reviewed independent data to validate these recommendations and, if acceptable, approved them. The compensation committee of Primo Water was not bound to, and did not always accept, management’s recommendations with respect to executive compensation for Mr. Hass and Ms. Poe.
The compensation committee of Primo Water engaged Frederic W. Cook & Co., Inc (“FW Cook”), a compensation consultant, to provide executive and non-employee director compensation advisory services, to help evaluate Primo Water’s compensation philosophy and objectives and to provide guidance in administering Primo Water’s executive and non-employee director compensation programs for fiscal year 2024. FW Cook only performed work for and reported directly to the compensation committee of Primo Water and attended the compensation committee meetings as requested. FW Cook provided recommendations to the compensation committee of Primo Water on the competitiveness and appropriateness of all elements of executive compensation, including equity incentive compensation. FW Cook did not provide any additional services to the Board or management of Primo Water in 2024.
Prior to the Transaction, the compensation committee of Primo Water reviewed compensation data and pay practices from Primo Water’s peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions in the competitive market and in Primo Water’s peer group. However, the board and the compensation committee of Primo Water retained discretion in setting the compensation for its Chief Executive Officer and its other executive officers, respectively, including consideration of the factors deemed relevant in connection with hiring Mr. Rietbroek during fiscal 2024, including the approval of certain inducement equity awards and a sign-on bonus, which together replaced the value of certain similar compensation from Mr. Rietbroek’s prior employer. As a result, compensation for these executives may have differed from the peer group and may have varied according to factors such as experience, position, tenure, individual and organizational factors, and retention needs, among others. The compensation committee of Primo Water annually evaluated and selected which companies would comprise its compensation peer group. With guidance from its compensation consultant and input and discussion with management, the compensation committee of Primo Water discussed annually whether the mix of companies in the peer group produced a valid competitive analysis relative to our talent requirements.
The compensation committee of Primo Water, with input from FW Cook during its August 2023 meeting, determined that the peer group below, consisting of selected US public companies in the beverage and food consumer packaged goods or in the route-based service industries of an appropriate size, was applicable for setting target compensation.

Companies used for Compensation Comparison
Addus HomeCare Corporation	Cintas Corporation
ADT Inc.	Frontier Communications Parent, Inc.
A.O. Smith Corporation	GDI Integrated Facility Services Inc.
ATN International, Inc.	Healthcare Services Group, Inc.
Aveanna Healthcare Holdings Inc.	Rollins, Inc.
The Brink’s Company	Stericycle Inc.
Casella Waste Systems, Inc.	UniFirst Corporation
Chemed Corporation	Waste Connections, Inc.

In addition, the compensation committee of Primo Water reviewed size-adjusted median compensation data from two general industry surveys in which management annually participates: the 2022 Aon Radford Global Compensation Database (as the 2023 Aon Radford Global Compensation Executive Data was not yet available) and the Willis Towers Watson 2023 Executive Compensation Survey Report. The 2022 Aon Radford Global Compensation Database included over 3,000 organizations ranging in size from less than $10 million to $610 billion in annual revenue, and the 2023 Willis Towers Watson Executive Compensation Survey Report included approximately 1,000 organizations ranging in size from approximately $20 million to $610 billion in annual revenue.
Prior to the Transaction, the compensation of Mr. Austin and Ms. Kim was determined by BlueTriton. In particular, the compensation committee of the BlueTriton Board was responsible for designing and administering executive compensation programs and made compensation decisions with respect to Mr. Austin and Ms. Kim. In making executive compensation determinations, decisions were influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions and performance. Nonetheless, the ultimate decisions regarding executive compensation prior to the Transaction were made by the compensation committee of the BlueTriton Board using its own independent judgment. BlueTriton did not engage a compensation consultant to provide executive compensation advisory services, to help evaluate BlueTriton’s compensation philosophy and objectives, to provide guidance in administering BlueTriton’s executive compensation program for the period prior to the consummation of the Transaction, or to engage in any benchmarking.
Following the Transaction
Following the Transaction, the Compensation Committee engaged FW Cook to continue to provide executive and non-employee director compensation advisory services, to help evaluate Primo Brands’ compensation philosophy and objectives and to provide guidance in administering Primo Brands’ executive and non-employee director compensation programs. FW Cook only performed work for and reported directly to the Compensation Committee following the Transaction and attended the Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including equity incentive compensation. FW Cook did not provide any additional services to the Board or management of Primo Brand following the Transaction.
Following the Transaction, the Compensation Committee met with our Chief Executive Officer and Chief Human Resources Officer and FW Cook to obtain recommendations with respect to our go-forward compensation programs and packages for our executive officers (other than the Chief Executive Officer), including for fiscal 2025. The Compensation Committee reviewed compensation data and pay practices from Primo Brands’ peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and the other executive officers, respectively. As a result, compensation for these executives may differ from the peer group and may vary according to factors such as experience, position, tenure, individual and organizational factors, retention needs, and extraordinary events, like the consummation of the Transaction, among others. Upon the recommendation of the Compensation Committee, the Board set the compensation for our Chief Executive Officer. The Compensation Committee intends to annually evaluate and select which companies will comprise its compensation peer group. With guidance from its compensation consultant and input and discussion with management, the Compensation Committee intends to discuss annually whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

The Compensation Committee, with input from FW Cook, determined that following the Transaction, a revised peer group was appropriate for setting target compensation based on the following criteria:
•	A selection of beverage and food consumer packaged goods companies within a reasonable revenue range of Primo Brands’ pro forma revenue;
•	A selection of route-based service companies within a reasonable revenue range of Primo Brands’ pro forma revenue to reflect Primo Brands’ Water Direct business unit;
•	Prioritization of soft drink and non-alcoholic beverage companies and brewers; and
•
Additional representative companies in the peer group considering companies: with similar EBITDA margins, with a focus on North American sales, that are pure play businesses, that are multi-branded portfolios, that were considered a potential peer company by stock analysts

This peer group that was selected is set forth below:

Companies used for Compensation Comparison
The Campbell’s Company	Monster Beverage Corporation
Clean Harbors, Inc.	Post Holdings, Inc.
Coca-Cola Consolidated, Inc.	The Boston Beer Company, Inc.
Flower Foods, Inc.	The Hershey Company
General Mills, Inc.	The J.M. Smucker Company
Keurig Dr Pepper Inc.	Waste Connections, Inc.
Lamb Weston Holdings, Inc.	WK Kellogg Co
Molson Coors Beverage Company	XPO, Inc.

In addition, the Compensation Committee reviewed median compensation data from the 2024 FW Cook Executive Compensation Survey. The survey benchmark data included 113 organizations ranging in size from approximately $2,537 million to $9,962 million in annual revenue.
The Compensation Committee intends to continue to adjust our executive compensation program, when deemed appropriate, in light of the Transaction, our evolving compensation objectives, our financial and competitive position and our integrated business. The Compensation Committee may exercise discretion as to the type and magnitude of these adjustments. In particular, following the Transaction, the Compensation Committee determined to enter into new offer letters with our NEOs in December 2024. Further, the Compensation Committee expects to annually review and consider peer group and survey data as one factor when recommending our Chief Executive Officer’s compensation to the Board and setting compensation for the other executive officers.
Long-Term versus Currently-Paid Compensation
Currently-paid compensation to our NEOs includes base salaries, which are paid periodically throughout the fiscal year, annual cash performance bonuses, which are based on performance targets proposed by management and previously approved by the compensation committee of Primo Water or BlueTriton, as applicable, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. With respect to 2024, our NEOs will receive cash performance bonuses pursuant to the terms of the applicable legacy annual bonus plan, which, for Messrs. Rietbroek and Hass and Ms. Poe, relate to the Legacy Primo annual bonus plan, and for Mr. Austin and Ms. Kim, relate to the legacy BlueTriton annual bonus plan.
Prior to the Transaction, our NEOs were eligible to participate in the long-term equity incentive plans established and maintained by Primo Water, BlueTriton, or their affiliates, as applicable, which in 2024 with respect to Messrs. Rietbroek and Hass and Ms. Poe included the Legacy Primo Water Corporation Equity Incentive Plan (the “Legacy Equity Plan”) and the Legacy Primo Water Corporation 2018 Equity Incentive Plan, as each may be amended from time to time (the “Legacy 2018 Equity Plan”) and with respect to Mr. Austin and Ms. Kim, included grants of BlueTriton Profits Interests. Awards outstanding under the Legacy Equity Plans were assumed by the Company in the Transaction, however, in light of the Transaction and in consultation with FW Cook, the compensation committee of Primo Water determined to convert outstanding awards that were subject to performance-vesting conditions based on metrics for the Legacy Primo business to awards that vest solely on continued service, based on the estimated performance achieved by Primo Water as of the Transaction, with the new awards vesting at the end of the original award’s performance period. No future awards will be granted under the Legacy Equity Plans and such plans will not be considered an element of any go-forward executive compensation. BlueTriton Profits Interests awards held by Mr. Austin and Ms. Kim remain outstanding and, to the extent unvested, eligible to vest, following the Transaction.
In connection with the Transaction, we adopted the Primo Brands Corporation Equity Incentive Plan, (the “Primo Brands Equity Plan”) which provides the Company with the flexibility to design compensatory awards responsive to Primo Brands’ business needs and goals. Awards under the Primo Brands Equity Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or unrestricted shares, and other stock or cash-based awards, including the payment of performance bonuses in shares of Class A common stock (the Legacy Equity Plans, together with the Primo Brands Equity Plan, the “Equity Plans”). In December 2024, each of our NEOs received an equity award for the 2025 annual grant cycle, consisting of performance-based restricted share units (“PSUs”) (66%) and time-based restricted share units (“RSUs”) (34%).
The compensation structure for our NEOs is intended to balance the need of these executives for current income with the need to create long-term incentives, including the PSUs granted in December 2024, that are directly tied to achievement of our operational targets and growth in stockholder value.
Compensation Components
For 2024, the principal compensation components for Primo Brands’ NEOs consisted of the following:

Compensation Component	Compensation Objective Designed to be Achieved

Base salary	Fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance, and compensates NEOs for services rendered during the fiscal year.

Annual cash performance bonuses	Performance-based compensation that is paid to reward attainment of annual corporate targets or specific strategic goals.

Long-term equity incentive awards
Equity compensation that reinforces the link between incentives and long-term performance of Primo Brands (or its applicable predecessor), incentivizes our NEOs, aligns the interests of our NEOs with those of stockholders, and encourages executive retention.

Retirement benefits	Retirement benefits that provide the opportunity for financial security in retirement consistent with programs for our broad-based employee population, including appropriate matching contributions.

Perquisites and benefits	Perquisites and benefits that effectively facilitate job performance.

Health and welfare benefits	Attract and retain key talent by providing a competitive benefits package.

Severance and other benefits potentially payable upon termination of employment or change in control	Create clarity around termination or change of control events and provide for retention of executives.

For 2024, Primo Water, BlueTriton and Primo Brands did not, and Primo Brands currently does not, have formal policies relating to the allocation of total compensation among the various elements of its compensation program.
Base Salary
Primo Water and BlueTriton historically provided and Primo Brands provides NEOs and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy.
The following table sets forth the 2024 base salary for each NEO:

Name	2024 Base Salary
Robbert Rietbroek	$750,000
David Hass	$550,000
Robert Austin	$800,000
Marni Morgan Poe	$515,000
Hih Song Kim	$411,000

Cash Bonuses
Annual Performance Bonuses
With respect to 2024, our NEOs will receive cash performance bonuses pursuant to the terms of the applicable legacy annual bonus plan, which, for Messrs. Rietbroek and Hass and Ms. Poe, relate to the Legacy Primo annual bonus plan, and for Mr. Austin and Ms. Kim, relate to the legacy BlueTriton annual bonus plan.
Going forward and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. Eligibility for go-forward performance bonuses is set forth in a NEO’s employment offer letter. However, “target” bonus opportunities are expected to be established by the Compensation Committee and are generally expected to be based on market competitiveness, the expected impact of the executive’s role within Primo Brands, and the executive’s expected long-term contributions. The annual performance goals will be reviewed and approved by the Compensation Committee. The Compensation Committee believes that this annual incentive arrangement provides executives with clear, quantified targets, intended to focus them on meeting strategic goals, while also aligning management’s interests with those of our long-term stockholders in the sustained growth of stockholder value.
For Mr. Rietbroek, the Compensation Committee will recommend to the Board such “target” bonus opportunities, which are generally expected to be based on market competitiveness, Mr. Rietbroek’s expected impact in his role within Primo Brands, and Mr. Rietbroek’s expected long-term contributions. Such annual performance goals will be reviewed and approved by the Board.
Company Performance Targets applicable to Primo Water with respect to fiscal 2024
Performance bonus eligibility for Legacy Primo employees in 2024 will be determined based on achieving certain corporate targets and on aggregated accountability for each NEO to grow the business and stockholder value. For 2024, the performance bonus of each of our NEOs other than with respect to Mr. Austin and Ms. Kim, will be calculated based on achievement of a specified level of Bonus-Adjusted EBITDA, Bonus-Adjusted operating free cash flow and Bonus-Adjusted revenue, weighted 50%, 25% and 25%, respectively, as defined below.
For Primo Water’s performance bonus purposes, (i) “Bonus-Adjusted EBITDA” is GAAP earnings before interest, taxes, depreciation, and amortization, (ii) “Bonus-Adjusted operating free cash flow” is GAAP net cash provided by operating activities, less capital expenditures, and (iii) “Bonus-Adjusted revenue” is GAAP revenue, each as adjusted to exclude the impact of discontinued operations, foreign exchange rates, tuck-in and disposition transactions not included in the target, acquisition, integration and restructuring charges, share-based compensation, loss on disposal of property, plant and equipment and other transactions identified as unusual or not ordinary in nature, and as a result, they may not correspond to the reported measures used in Primo Brands’ other disclosures or filings. The Compensation Committee may approve adjustments to reflect events in the prior period (including the Transaction) and/or the results achieved during the applicable performance period to account for items not indicative of underlying performance. Individual adjustments may have positive or negative impact, and aggregate adjustments may increase or decrease incentive payouts. No such adjustments were implemented in respect of bonuses for 2024.
The Primo Water performance bonuses for 2024 were eligible to be paid at “threshold,” “target” and “outperform” levels. Performance bonuses may be paid if the actual result for certain of the metrics is less than the applicable “threshold” level; however, if the actual results for the Bonus-Adjusted EBITDA metric are below the “threshold” level, the applicable NEOs would not have been entitled to any performance bonuses. For 2024, our NEOs who were Legacy Primo employees could earn a performance bonus of up to a maximum level of 200% of the target bonus amount based on achievement of goals at the “outperform” level. The target bonus award for 2024 for Mr. Rietbroek was 120% of annual base salary and for each of Mr. Hass and Ms. Poe was 75% of annual base salary.
The following chart sets forth the threshold, target and outperform performance targets established by the compensation committee of Primo Water in December 2023 for the 2024 corporate bonus pool in which each of our NEOs other than Mr. Austin and Ms. Kim participated.
Primo Water 2024 Performance Bonus Program
Targets applicable to NEOs ($ in millions)

	Corporate Pool (enterprise level)
	Bonus- Adjusted EBITDA 50%	Bonus- Adjusted Operating Free Cash Flow 25%	Bonus- Adjusted Revenue 25%
“Threshold”	$375.0	$144.5	$1,779.0
“Target”	$412.9	$170.0	$1,872.6
“Outperform”	$474.8	$195.5	$2,003.7
Actual	$435.6	$201.6	$1,894.8

These metrics are interpolated on a straight-line basis between the “threshold,” “target” and “outperform” performance levels, resulting in a payout percentage for each metric. The relative weighting for each metric as set forth in the chart below is applied to the payout percentages, and the results are aggregated, resulting in a bonus payout as a percentage of the target award. This percentage is then applied to the target bonus amount to determine the amount of a NEO’s bonus.
The following chart sets forth the calculation of the bonus payouts as a percentage of 2024 target bonus award opportunities for each of the NEOs other than Mr. Austin and Ms. Kim.
Primo Water 2024 Performance Bonus Program
Calculation of bonus payout as a percent target award

	Corporate Pool (enterprise level)
	Bonus- Adjusted EBITDA 50%	Bonus- Adjusted Operating Free Cash Flow 25%	Bonus- Adjusted Revenue 25%
% Payout (Per Metric)	136.7%	200.0%	116.9%
% Payout-Weighted (Per Metric)	68.4%	50.0%	29.2%
Aggregate Bonus Payout %			147.6%

Company Performance Targets applicable to BlueTriton with respect to fiscal 2024
In 2024, Mr. Austin and Ms. Kim participated in BlueTriton’s annual cash incentive bonus program with a target bonus award of 150% of annual base salary with respect to Mr. Austin and 50% for Ms. Kim. Mr. Austin and Ms. Kim's annual bonus payments for 2024 will be paid out based on achievement of metrics in two categories: (i) company business target achievement and (ii) individual performance rating. These components and the associated weighting were determined by the compensation committee of the BlueTriton Board.
Funding for the corporate component applicable to Mr. Austin and Ms. Kim is based on achievement of four metrics (i) Retail EBITDA, (ii) ReadyRefresh EBITDA, (iii) Total Company Working Capital and (vi) Corporate

Responsibility objectives. EBITDA for each segment is calculated in the same manner as Adjusted EBITDA. Adjusted EBITDA is calculated as net income or loss before interest and financing expense, net, provision for (benefit from) income taxes, and depreciation and amortization as further adjusted for various costs, including those associated with acquisition and transaction-related costs, one-time consulting fees, related party management fees, and legal fees related to cases originating under Nestlé Waters North America Holdings, Inc. and it’s subsidiaries (together, “Nestlé”). Additionally, adjustments are made for unrealized foreign exchange and fuel hedge losses or gains, net, nonrecurring costs related to software implementation, severance costs associated with restructuring plans, write-off of long-lived assets, and other infrequent or nonrecurring adjustments. Total Company Working Capital is calculated as a percentage equal to (A) accounts receivables, plus inventory, less accounts payable (in each case, based on the average thereof for each of the four months ending on December 31, 2024) divided by (B) annualized net sales (based on the net sales for the fourth quarter of the fiscal year ending December 31, 2024).
The portion of the bonus pool funding related to Retail EBITDA was funded in an amount equal to (a) 2% of 2024 Retail EBITDA, up to 2023 Retail EBITDA ($603 million), plus (b) 8% of 2024 Retail EBITDA in excess of 2023 Retail EBITDA, plus (c) 27.5% of 2024 Retail EBITDA in excess of 150% of 2023 Retail EBITDA. The portion of the bonus pool funding related to ReadyRefresh EBITDA was funded in an amount equal to (a) 2% of 2024 ReadyRefresh EBITDA, up to the 2023 ReadyRefresh EBITDA ($181 million), plus (b) 8% of 2024 ReadyRefresh EBITDA in excess of 2023 ReadyRefresh EBITDA. 2024 Retail EBITDA equaled $736 million, which resulted in pool funding at 190% of target for such metric. 2024 ReadyRefresh EBITDA equaled $204.3 million, which resulted in pool funding at 127% for such metric. Retail EBITDA and ReadyRefresh EBITDA results also operate as a modifier to the portion of the bonus pool funding related to Corporate Responsibility results (as described below).
The portion of the bonus pool funding related to Total Company Working Capital was based upon a percentage calculated as the average net working capital (i.e., accounts receivable, plus inventory, less accounts payable) over the four-month period ending on December 31, 2024, divided by annualized net sales. The target Total Company Working Capital percentage was 4.8%. The actual Total Company Working Capital percentage was 4.7%, which resulted in pool funding at 100%.
The portion of the BlueTriton bonus pool funding related to Corporate Responsibility was based ratably on achievement related to three Corporate Responsibility objectives: (a) circular packaging, (b) water & transparency, and (c) leadership dynamics and structure. For Mr. Austin, 80% of the achieved Corporate Responsibility performance (as a percentage) is multiplied by the Retail EBITDA performance level (as a percentage) and 20% of the achieved Corporate Responsibility performance (as a percentage) is multiplied by the ReadyRefresh EBITDA performance level (as a percentage) and the sum of two such multiples represent the aggregate bonus pool funding level (as a percentage) related to Corporate Responsibility. All Corporate Responsibility objectives with respect to fiscal year 2024 were achieved, which resulted in pool funding at 100%.
Based on the foregoing, the aggregate BlueTriton business metric payout for Mr. Austin is set forth below, including the relative weighting of each metric:

BlueTriton Business Metric	Actual Payout (as a % of Target)
Retail EBITDA (75%)	190%
ReadyRefresh EBITDA (25%)	127%
Total Company Working Capital (15%)	100%
Corporate Responsibility (10%)	100%
Actual Aggregate Company Business Metric Payout Percentage	174%

BlueTriton’s individual performance metrics are based on multiple competencies and criteria for which an individual performance rating score is assigned for the fiscal year. For fiscal year 2024, the relevant competencies and criteria and performance levels for Mr. Austin are set forth below:

BlueTriton Individual Performance Metrics		Achievement Level (out of five)	Actual Payout (as a % of Target)
Individual Goals (70%):		Individual Goals: Meets or exceeds expectations	138%
•	Deliver Profitable Growth: Product Supply AI
•	Deliver Profitable Growth: ReadyRefresh Filtration % Market Expansion
•	Deliver Profitable Growth: Retail Sales
•	Strengthen the Organization: BTB Turnover
•	Create the Future: Broaden Talent
Individual Competencies (30%):		Individual Competencies: Meets or exceeds expectations
•	Senior Leader: Acting Strategically
•	Senior Leader: Building Talent
•	Senior Leader: Leading Change
•	Senior Leader: Leading People
Aggregate Individual Performance Rating: 4.2

The table below sets forth how the Company calculated Mr. Austin’s annual bonus for the period of fiscal year 2024 prior to the effective date of his new employment agreement with BlueTriton:

Partial Fiscal Year 2024 Short-Term Bonus (prior to effective date of new employment agreement)
Pro-rated Base Salary for Fiscal Year 2024 ($)	$331,579
Target Bonus Percentage (%)	65%
Pro-rated Bonus Target Amount (Pro-rated Base Salary * Target Bonus Percentage for such portion of fiscal year 2024) ($)	$215,526
Aggregate Individual Performance Rating (Calculated)	4.2
Individual Performance Factor (%)	138%
Pro-rated Bonus Target Amount * Individual Performance Factor	$297,426
Company Performance Factor (%)	174%
Pro-rated Short-Term Bonus Payout for period prior to new employment agreement (Pro-rated Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$517,819

The table below sets forth how the Company calculated Mr. Austin’s annual bonus for the remainder of fiscal year 2024 following the effective date of his new employment agreement with BlueTriton:

Partial Fiscal Year 2024 Short-Term Bonus (following effective date of new employment agreement)
Pro-rated Base Salary for Fiscal Year 2024 ($)	$389,245
Target Bonus Percentage (%)	150%
Pro-rated Bonus Target Amount (Pro-rated Base Salary * Target Bonus Percentage for such portion of fiscal year 2024) ($)	$583,867
Aggregate Individual Performance Rating (Calculated)	4.2
Individual Performance Factor (%)	138%
Pro-rated Bonus Target Amount * Individual Performance Factor	$805,736
Company Performance Factor (%)	174%
Short-Term Bonus Payout following promotion (Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$1,402,787
Total Short-Term Bonus Payout (for full fiscal year 2024) ($)	$1,920,606

For fiscal year 2024, the relevant competencies and criteria and performance levels for Ms. Kim are set forth below:

BlueTriton Individual Performance Metrics		Achievement Level (out of five)	Actual Payout (as a % of Target)
Individual Goals (70%):		Individual Goals: Meets or exceeds expectations	128%
•	Improve Performance with Key Customers and Suppliers
•	Build Leader Capabilities
•	Fostering Team Contributions
•	Partner with Internal Audit
Individual Competencies (30%):		Individual Competencies: Meets or exceeds expectations
•	Senior Leader: Acting Strategically
•	Senior Leader: Building Talent
•	Senior Leader: Leading Change
•	Senior Leader: Leading People
Aggregate Individual Performance Rating: 3.8

The table below sets forth how the Company calculated Ms. Kim’s annual bonus for fiscal year 2024:

Fiscal Year 2024 Short-Term Bonus
Base Salary for Fiscal Year 2024 ($)	$406,745
Target Bonus Percentage (%)	50%
Bonus Target Amount (Base Salary * Target Bonus Percentage) ($)	$203,372
Aggregate Individual Performance Rating (Calculated)	3.8
Individual Performance Factor (%)	128%
Bonus Target Amount * Individual Performance Factor	260,316
Company Performance Factor (%)	174%
Short-Term Bonus (Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$453,211

Other Cash Bonuses
In connection with the commencement of his employment with Primo Water, Mr. Rietbroek was paid a one-time cash sign-on bonus of $882,500 on January 19, 2024, which partially compensated him for certain foregone cash compensation to which he was eligible at his former employer. In the event Mr. Rietbroek was terminated for “Cause” (as defined in the legacy Amended and Restated Severance and Non-Competition Plan, which is substantially similar to the definition of “Cause” in the Primo Brands Corporation Severance and Non-Competition Plan, further detail in “—Severance Plan” below) or Mr. Rietbroek resigned for any reason prior to January 1, 2025, the 12-month anniversary of the commencement of his employment, Mr. Rietbroek would have been required to pay a pro-rated portion of the sign-on bonus no later than 90 days following the termination of employment.
In connection with their outsized efforts during the pendency of the Transaction, Mr. Hass and Ms. Poe were each paid a one-time cash bonus of $300,000, which was paid on November 22, 2024, and Mr. Austin was paid a one-time cash bonus of $800,000, which was paid on December 6, 2024.
Mr. Austin previously participated in a predecessor retirement plan and, in connection with transition of BlueTriton participants out of such plan on January 1, 2020, he became eligible for an annual “transition” bonus for the five-year period commencing on January 1, 2020. The annual transition bonus is equal to 2.25% of his base salary as of year-end and his annual transition bonus in respect of 2024 to be paid in a lump sum in April 2025 will be $18,000.
Long-Term Incentive Plans
Prior to the Transaction, Legacy Primo employees, including Messrs. Rietbroek and Hass and Ms. Poe, were eligible to participate in the Legacy Equity Plans. Award sizes to Primo Water employees were generally determined based on benchmarking against the Primo Water peer group (as described above) and the industry in general, among other factors, including, with respect to Mr. Rietbroek in fiscal 2024, the value of awards that he forfeited from his former employer. The Legacy Equity Plans provided the compensation committee and management of Primo Water with the flexibility to design compensatory awards responsive to Primo Water’s needs. Awards under the Legacy Equity Plans generally consisted of stock options and time- and performance-vesting restricted share units.
Prior to the Transaction, certain legacy BlueTriton employees, including Mr. Austin and Ms. Kim, were granted BlueTriton Profits Interests in a parent entity of BlueTriton. Award sizes to BlueTriton employees were generally determined by the compensation committee of the BlueTriton Board, taking into account the relevant experience of the individual, competitive standards of pay, business conditions and performance. The compensation committee of BlueTriton did not engage a compensation consultant to provide executive compensation advisory services, to help evaluate BlueTriton’s compensation philosophy and objectives, to provide guidance in administering BlueTriton’s long-term incentive program for the period prior to the consummation of the Transaction, or to engage in any benchmarking.
The PSUs granted in December 2021 for fiscal year 2022 (the “2022 Annual Grant”) to Mr. Hass and Ms. Poe were to vest based on achievement of average annual return on invested capital (“ROIC”) and aggregate revenues over a three-year period beginning on the first day of Primo Water’s 2022 fiscal year and ending on the last day of Primo Water’s 2024 fiscal year (weighted 75% and 25%), respectively. The PSUs granted in December 2022 to Ms. Poe and in December 2022 and January 2023 to Mr. Hass for fiscal year 2023 (the “2023 Annual Grant”) were to vest based on achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo Water’s 2023 fiscal year and ending on the last day of Primo Water’s 2025 fiscal year (weighted 75% and 25%), respectively. The PSUs granted in December 2023 to Mr. Hass and Ms. Poe and in January 2024 to Mr. Rietbroek (the “2024 Annual Grant”) were to vest based on achievement of average annual ROIC and total shareholder return (“TSR”) relative to the Russell 2000 index over a three-year period beginning on the first day of Primo Water’s 2024 fiscal year and ending on the last day of Primo Water’s 2026 fiscal year (weighted 50% and 50%) respectively.
Primo Water awards outstanding under the Legacy Equity Plans were assumed by the Company, however, in light of the Transaction and in consultation with FW Cook, the compensation committee of Primo Water determined to convert outstanding Primo Water awards that were subject to performance-vesting conditions based on metrics that were appropriate for the Legacy Primo business to awards that vest solely on continued service, based on the estimated Primo Water performance achieved as of the Transaction, with such converted awards vesting at the end of the original award’s performance period. The chart below sets forth the target and estimated performance targets achieved as of the Transaction for purposes of the conversion of such performance-vesting awards.

PSU Grant	Performance Period	Metrics	Target	Estimated Performance Achieved as of Transaction	% Award Earned	Payouts
2022 Annual Grant	2022 – 2024	ROIC (75%)	9.73%	10.82%	200.0%	191.4%
		Revenue (25%)	$6,808M	$7,120.8M	165.7%
2023 Annual Grant	2023 – 2025	ROIC (75%)	11.43%	12.33%	200.0%	170.4%
		Revenue (25%)	$7,430M	$7,292.7M	81.5%
2024 Annual Grant	2024 – 2026	ROIC (50%)	13.3%	13.8%	174.5%	187.25%
		rTSR (50%)	55th Percentile	55th Percentile	200%

In connection with the Transaction, the compensation committee of Primo Water approved certain modifications to outstanding Primo Water time- and performance-based restricted share units to reflect the conversion into Primo Brands time-based restricted share units granted under the Legacy 2018 Equity Plan. The incremental value (calculated in accordance with ASC Topic 718, as defined below) associated with these modifications is being reported as compensation to Mr. Rietbroek, Mr. Hass and Ms. Poe, which is reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table.

The BlueTriton Profits Interests awards did not vest in connection with the consummation of the Transaction and remain outstanding and, to the extent unvested, eligible to vest, following the Transaction subject to their terms; however, in connection with the consummation of the Transaction, the general partner of the parent entity of BlueTriton determined to treat outstanding unvested time-vesting BlueTriton Profits Interests as vested in connection with a distribution of profits, which allowed such unvested units to participate currently in such distribution.
As stated in “—Long Term versus Currently-Paid Compensation” above, in December 2024, each of our NEOs received an equity award for the 2025 annual grant cycle, consisting of PSUs (66%) and RSUs (34%). All of the RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon TSR relative to the S&P 400 index over a three-year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The Compensation Committee selected a three-year performance period based upon input received from FW Cook regarding competitive market practice, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Primo Brands performance. We believe that these equity awards incentivize our NEOs, align their interests with those of our stockholders and encourage executive retention.
Retirement Benefits
Our NEOs are eligible to participate in the applicable Legacy Primo Water Corporation 401(k) Plan or BlueTriton Brands, Inc. 401(k) Savings Plan. Employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the Internal Revenue Service. In 2024, Legacy Primo executives, including Messrs. Rietbroek and Hass and Ms. Poe, received employer matching contributions of $10,350 to their 401(k) accounts under the Primo Water Corporation 401(k) Plan, while BlueTriton executives, including Mr. Austin and Ms. Kim, both received employer matching contributions of $13,800, respectively, to their 401(k) accounts under the BlueTriton Brands, Inc. 401(k) Savings Plan.
On February 16, 2021, An affiliate of One Rock acquired all of the equity interests of Nestlé Waters North America Holdings, Inc. along with the acquisition of certain assets and assumption of certain liabilities of Nestlé Canada Inc. from Nestlé S.A, pursuant to that certain stock and asset purchase agreement, by and between Triton Water Holdings, Inc. and Nestlé S.A. (the “Nestlé Acquisition”). As a former employee of the business prior to the Nestlé Acquisition, Mr. Austin is also entitled to an annual retirement contribution from BlueTriton as replacement for the lost benefit that he would have received under a legacy Nestlé retirement plan. Based on a formula using age and years of service multiplied by his eligible compensation, Mr. Austin is eligible to receive an annual retirement contribution of up to 9% of his base salary and annual bonus, up to the annual compensation maximum set forth by the IRS each year for qualified benefit plans. For fiscal year 2024, Mr. Austin was eligible to receive an annual retirement contribution of $24,150.
Perquisites and Other Personal Benefits
Prior to the Transaction, Legacy Primo executives, including Messrs. Rietbroek and Hass and Ms. Poe were provided with perquisites and other personal benefits, including an annual executive physical examination, car allowance, and cell phone allowance, while legacy BlueTriton executives, including Mr. Austin and Ms. Kim, were provided with a car allowance. Going forward, we intend to provide our NEOs with similar limited perquisites and other personal benefits that are not otherwise available to all of our employees, including a car allowance and a cell phone allowance. The Compensation Committee intends to periodically review the levels of perquisites and other personal benefits provided to NEOs to ensure that they are appropriately limited and effectively facilitate job performance. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.
Perquisites and other personal benefits for our NEOs are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 52 of this proxy statement.
Nonqualified Deferred Compensation Plans
We maintain the legacy BlueTriton Brands Non-Qualified Deferred Compensation Plan (the “BlueTriton NQDC Plan”), in which Ms. Kim is the sole NEO who is a participant, and the Primo Water Deferred Compensation Plan (the “Primo Water NQDC Plan”), in which Ms. Poe is the sole NEO who is a participant. The BlueTriton NQDC Plan is a supplemental benefit plan that allows participants to contribute up to 75% of their annual base salary and up to 100% of their annual bonus to a compensation deferral account. The BlueTriton NQDC Plan offers participants the opportunity to enhance their long-term savings on a tax-deferred basis. Participants are fully vested in their compensation deferral accounts at all times. The BlueTriton NQDC Plan is unfunded and unsecured, with participants considered general creditors of the company. Amounts deferred by Ms. Kim under the BlueTriton NQDC Plan are credited with earnings (or losses) based on notional investment in the State Street Target Retirement 2030 Fund Class K (as elected by Ms. Kim under the terms of the BlueTriton NQDC Plan) until payment in accordance with Ms. Kim’s payment elections and the terms of the BlueTriton NQDC Plan.
Participants in the BlueTriton NQDC Plan can elect to receive distributions upon separation from service, retirement, or as an in-service withdrawal. These distributions can be made in the form of a lump sum or annual installments over a period elected by the participant. For in-service withdrawals, participants must elect a specific date for distribution, which must be at least a specified number of years in the future, as outlined in the BlueTriton NQDC Plan. In the event of a participant's death or disability, all account balances will be paid in a single lump sum. Additionally, participants may request distributions in the event of an unforeseeable financial emergency, subject to the plan administrator’s approval. Participants may also request distributions in the event of a change in control with all account balances paid on the date of such change in control and in a single lump sum, unless otherwise elected by the participant.
The Primo Water NQDC Plan is a supplemental benefit plan that allows participants to contribute up to 70% of their annual base salary and annual bonus to a compensation deferral account. The Primo Water NQDC Plan offers participants the opportunity to enhance their long-term savings on a tax-deferred basis. Participants are fully vested in their compensation deferral accounts at all times. The Primo Water NQDC Plan is unfunded and unsecured, with participants considered general creditors of the company. Amounts deferred by Ms. Poe under the Primo Water NQDC Plan are credited with earnings (or losses) based on notional investment in the Fidelity Total Market Index Fund Institutional Class until payment in accordance with Ms. Poe’s payment elections and the terms of the Primo Water NQDC Plan.
Participants in the Primo Water NQDC Plan can elect to receive distributions upon separation from service, retirement, or as an in-service withdrawal. These distributions can be made in the form of a lump sum or annual installments over a period elected by the participant. For in-service withdrawals, participants must elect a specific date for distribution, which must be at least a specified number of years in the future, as outlined in the Primo Water NQDC Plan. In the event of a participant's death, all account balances will be paid in a single lump sum. Additionally, participants may request hardship distributions in the event of an unforeseeable emergency, subject to the plan administrator’s approval. Participants may also request distributions in the event of a change in control if the participant incurs a separation from service within 12 months following the change in control with all account balances paid on the date of such separation from service and in a single lump sum, unless otherwise elected by the participant, subject to any six-month delay requirement imposed by Section 409A of the Code.
Health and Welfare Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life insurance.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Severance and Other Benefits Payable Upon Termination of Employment or Change in Control
In December 2024, we adopted the Primo Brands Corporation Severance and Non-Competition Plan (the “Severance Plan”) in which each of our NEOs participate. We believe that providing severance benefits in the event of an involuntary termination of employment is appropriate to provide a competitive compensation package and to attract and retain our NEOs.
For more detail, please see “Potential Payments Upon Termination or Change of Control—Severance Plan” beginning on page 64 of this proxy statement.

Treatment of Equity Awards Upon Termination or Change of Control
The Legacy Equity Plans and the Primo Brands Equity Plan contain “double trigger” provisions in connection with a change of control of Primo Water or Primo Brands, as applicable, thus protecting participants in the event of certain qualifying terminations of employment. These terms provide for the acceleration of equity awards in limited circumstances, namely, when the awards (1) are not continued, assumed, or replaced by the surviving or successor entity or (2) are so assumed, but where a NEO or employee is involuntarily terminated for reasons other than Cause, or, under the Legacy Equity Plans, terminates his or her employment for Good Reason (as such capitalized terms are defined in the respective Equity Plan, as applicable), within two years after the change of control or, for purposes of the Legacy Equity Plans, within two years after the closing of the Transaction.
Additionally, our Equity Plans provide for other potential benefits, absent a change in control, when a NEO or other employee is terminated without Cause, resigns with Good Reason or retires. In the case of a termination without Cause or resignation with Good Reason for awards granted under the Legacy Equity Plans, the Legacy Equity Plans provide for partial vesting for restricted shares and restricted share units based on the length of employment relative to the vesting period and accelerated vesting of options, generally on the employment termination date, while the Primo Brands Equity Plan provides for partial vesting for performance-based awards, restricted shares and restricted share units based on the number of full days employed relative to the performance or vesting period over the number of full days from the beginning of the performance or vesting period to the end of such performance or vesting period. In the case of retirement (defined in the Legacy Equity Plans as having attained age 60 and completed ten continuous years of service with Primo Water or, for purposes of the Primo Brands Equity Plan, Primo Brands and its subsidiaries), the Equity Plans provide for continued vesting of such awards.
A more detailed discussion of potential payments and benefits in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” beginning on page 61 of this proxy statement.
Share Ownership Guidelines
The Board has established minimum share ownership guidelines for the Chief Executive Officer, Chief Financial Officer, certain other direct reports to the Chief Executive Officer, and certain other members of senior management. Under these share ownership guidelines, the Chief Executive Officer must own shares of Class A common stock having a minimum aggregate value equal to six times his annual base salary. The Chief Financial Officer must own shares of Class A common stock having a minimum aggregate value equal to two times his annual base salary. Other executive officers must own shares of Class A common stock having a minimum aggregate value equal to one and a half times his or her annual base salary. Unexercised stock options and unvested restricted stock awards or restricted stock units subject to future performance-based vesting do not count toward satisfaction of the threshold. The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Primo Brands’ Class A common stock price, capitalization, or changes in the base salary or the title of the above-mentioned persons.
The value of shares owned by each of the above persons necessary to maintain compliance with the guidelines is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Individuals are expected to monitor their own compliance throughout the year. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline; however, until the guideline amount is achieved, the Chief Executive Officer is required to retain an amount equal to 100% of net shares received as equity compensation, and each other NEO is required to retain an amount equal to 75% of the net shares received as equity compensation. Once an individual achieves the applicable ownership guideline, he or she will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of our Class A common stock, so long as he or she continues to own at least the number of shares of our Class A common stock owned at the time he or she achieved the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, performance share units or the exercise of stock options or stock appreciation rights. Shares purchased on the open market may be sold in compliance with Primo Brands’ policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our Class A common stock and are thus closely aligned with the interests of Primo Brands’ stockholders.
Employee Share Purchase Plan
In connection with the Transaction, we adopted the Primo Brands Corporation Employee Share Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees of Primo Brands and our designated subsidiaries (including our NEOs) with an opportunity to acquire an ownership interest in us through the purchase of shares of our Class A common stock through payroll deductions at a discounted price. Eligible employees may purchase Class A common stock at a price equal to 85% of the lower of the closing price of Class A common stock on the NYSE on the first and last day of the offering period. We believe the ESPP further aligns the interests of our employees and stockholders and aids in the recruitment and retention of employees.
Insider Trading Restrictions and Policy Against Hedging
Our insider trading policy prohibits directors, officers, employees and consultants of Primo Brands and its affiliates, certain of their family members, and entities that such persons control from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors, executive officers and certain other employees and entities are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our General Counsel & Corporate Secretary at least two business days in advance of the proposed transaction, subject to limited exceptions for approved Rule 10b5-1 plans and non-Rule 10b5-1 plans. This policy prohibits directors, officers, employees and consultants of Primo Brands from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities. This policy also prohibits employees and directors, including the NEOs, from holding Primo Brands securities in a margin account or pledging Primo Brands securities as collateral for a loan.
Policy Regarding Clawback of Incentive Compensation
Our Board has adopted a clawback policy that allows the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of our financial statements, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws (including any “Big R” or “little r” restatement). The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our NEOs and stockholders.
Risk Management Considerations
We believe our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.
Tax Considerations
Section 162(m) of the Code denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to certain executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our NEOs and is an important part of our responsibilities and benefits our stockholders.

Accounting Considerations
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)	Total ($)
Robbert Rietbroek Chief Executive Officer	2024	721,154	882,500(1)	22,813,887		1,328,400	245,043(7)	25,990,984

David Hass Chief Financial Officer	2024	532,500	300,000(2)	5,649,507		608,850	26,375(8)	7,117,232

Robert Austin Chief Operating Officer	2024	720,823	818,000(3)	1,403,778	1,543,189(5)	1,920,606	67,492(9)	6,473,889

Marni Morgan Poe General Counsel & Corporate Secretary	2024	510,962	300,000(2)	4,837,850		570,105	25,875(10)	6,244,792

Hih Song Kim Chief Administrative Officer & Assistant Corporate Secretary	2024	406,745	—	1,816,645		453,211	88,592(11)	2,765,192

Notes:
(1)
Mr. Rietbroek was awarded a $882,500 sign-on bonus, which was awarded, in part to compensate him for a bonus award forfeited with his prior employer. Such bonus was paid on January 19, 2024, and was subject to repayment based on the pro rata portion of days of employment through the one-year anniversary of Mr. Rietbroek’s start date, as described in further detail in “—Other Cash Bonuses” above.

(2)	Amount represents a one-time discretionary cash bonus paid in connection with Mr. Hass and Ms. Poe’s efforts during the pendency of the Transaction.
(3)
Amount represents (a) an annual “transition” bonus of $18,000 in respect of 2024, which will be paid in April 2025, and (b) a one-time cash bonus of $800,000 in connection with the consummation of the Transaction, which was paid on December 6, 2024.

(4)
Amounts reflect the grant date fair value of time- and performance-based restricted share units granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. Since Mr. Rietbroek’s employment with Primo Water commenced on January 1, 2024, after the conclusion of the annual grant cycle with respect to the fiscal 2024 performance year, Mr. Rietbroek’s fiscal 2024 awards were granted upon his employment commencement date, such that both the fiscal 2024 and fiscal 2025 awards were issued during fiscal 2024. If the awards associated with the fiscal 2024 grant cycle were excluded, the aggregate grant date fair value would be $9,578,789. Additionally, amounts reported for Mr. Rietbroek, Mr. Hass and Ms. Poe reflect adjustments to awards granted prior to the Transaction, with such adjustments for modifications as a result of the conversion of outstanding Primo Water time- and performance-based restricted share units awards into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan. Accordingly, the amounts reported for Mr. Rietbroek, Mr. Hass and Ms. Poe include the incremental fair value of the modified awards ($6,231,891, $3,007,085 and $3,021,205 for Mr. Rietbroek, Mr. Hass and Ms. Poe, respectively), computed as of the modification date in accordance with ASC Topic 718.

(5)
Amounts reflect the grant-date fair value of Class B units in TWP Holdings, as defined below in the section titled “Grants of Plan-Based Awards in Fiscal 2024,” granted during fiscal year 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by Mr. Austin.

(6)
Amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Primo Water’s annual performance bonus program for Messrs. Rietbroek and Hass and Ms. Poe and BlueTriton’s annual performance bonus program for Mr. Austin and Ms. Kim.

(7)
Amount represents a car allowance ($15,385), relocation expenses ($219,308), and employer matching contributions to Mr. Rietbroek’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350).

(8)
Amount represents a car allowance ($13,500), phone allowance ($2,025), employer matching contributions to Mr. Hass’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350), and wellness benefit ($500).

(9)
Amount represents a car allowance ($10,833), employer matching contributions to Mr. Austin’s 401(k) account under the BlueTriton Brands, Inc. 401(k) Savings Plan ($13,800), additional retirement contributions to Mr. Austin’s 401(k) account ($24,150), and the discretionary distribution from TWP Holdings to unvested time-vesting BlueTriton Profits Interests ($18,709).

(10)	Amount represents a car allowance ($13,500), phone allowance ($2,025), and employer matching contributions to Ms. Poe’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350).
(11)
Amount represents employer matching contributions to Ms. Kim’s 401(k) account under the BlueTriton Brands, Inc. 401(k) Savings Plan ($13,800) and the discretionary distribution from TWP Holdings to unvested time-vesting BlueTriton Profits Interests ($74,792).

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024
The following table sets forth information with respect to performance-based restricted share units and time-based restricted share units granted under our Equity Plans during the year ended December 31, 2024 to each of our NEOs along with a grant of BlueTriton Profits Interests to Mr. Austin in Triton Water Parent Holdings, LP (“TWP Holdings”), a parent entity of BlueTriton. The following table also sets forth the range of possible cash payouts to each of our NEOs under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robbert Rietbroek		450,000	900,000	1,800,000
	1/1/2024				52,624	131,561	263,122				2,483,210
	1/1/2024							232,558(4)			3,499,998
	1/1/2024							67,774			1,019,999
	11/8/2024							246,347(5)			3,480,851(9)
	11/8/2024										2,130,231(9)
	11/8/2024										620,810(9)
	12/11/2024				63,246	158,116	316,232				6,993,471
	12/11/2024							81,453			2,585,318
David Hass		206,250	412,500	825,000
	11/8/2024							175,309(6)			2,581,689(9)
	11/8/2024										425,396(9)
	12/11/2024				17,447	43,618	87,236				1,929,224
	12/11/2024							22,470			713,198
Robert Austin			1,200,000
	10/3/2024								3,000(7)	N/A(7)	1,543,189(10)
	12/11/2024				9,268	23,172	46,344				1,024,898
	12/11/2024							11,937			378,880
Marni Morgan Poe		193,125	386,250	772,500
	11/8/2024							179,230(6)			2,649,439(9)
	11/8/2024										371,766(9)
	12/11/2024				11,994	29,987	59,974				1,326,325
	12/11/2024							15,448			490,320
Hih Song Kim			205,500
	12/11/2024				11,994	29,987	59,974				1,326,325
	12/11/2024							15,448			490,320

Notes:
(1)
The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2024. With respect to our NEOs other than Mr. Austin and Ms. Kim, amounts reported in these columns are calculated solely based on Bonus-Adjusted EBITDA, Bonus-Adjusted operating free cash flow, and Bonus-Adjusted revenue targets. For Mr. Austin and Ms. Kim, amounts reported in these columns are calculated based on BlueTriton business and individual performance metrics. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The amounts in these columns represent performance-based restricted share unit awards. With respect to Mr. Rietbroek, the performance-based restricted share unit awards granted on January 1, 2024 would have vested based upon the achievement of average ROIC and relative TSR over a three-year period beginning on the first day of Primo Brands’ 2024 fiscal year and ending on the last day of Primo Brands’ 2026 fiscal year. The amounts included in the “Target” column reflect the total number of shares that would have been issued at the end of the three-year performance period if 100% of the “target” relative TSR is achieved. The amounts included in the “Maximum” column reflect the total number of shares that would have been issued at the end of the three-year performance period if the “outperform” measure of relative TSR is achieved. The performance-based restricted share unit awards (other than those granted to Mr. Rietbroek on January 1, 2024) vest based upon the achievement of relative TSR over a three-year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if 100% of the “target” relative TSR is achieved, with the number of units determined using the closing price of Primo Brands common shares on the Closing. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if the

‘outperform’ measure of relative TSR is achieved. All such awards were converted into time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. The awards with a grant date of November 8, 2024, reflect such converted awards and the incremental fair value associated therewith.
(3)
Unless otherwise noted, the amounts in this column represent grants of time-based restricted share units, with the number of units determined using the closing price of Primo Brands common shares on the grant date, except for Mr. Rietbroek’s January 2024 grant, which used the closing price of the applicable underlying shares. Time-based restricted share units granted in 2024 vest in three equal installments on the first, second and third anniversaries of the grant date. All performance-based restricted share units that were converted to time-based restricted share units in connection with the closing of the Transaction vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(4)
This amount represents time-based restricted share units granted on January 1, 2024, pursuant to an inducement award, which vests in two equal installments on the first and second anniversaries of the grant date. As described in “—Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions,” Mr. Rietbroek received this one-time inducement equity award as a replacement award for compensation lost at his former employer.

(5)
This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 1, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(6)
This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(7)
The award reported in these columns reflects the Class B units in TWP Holdings (“Class B units”) granted to Mr. Austin. The Company believes that, despite the fact that the Class B units do not require the payment of an exercise price, they are most similar economically to stock options because the “profits interests” share in future profits and appreciation in value in excess of the associated participation threshold, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K under the 1933 Securities Act as an instrument with an “option-like feature.”

(8)
Unless otherwise noted, the “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair values of the performance and time-based restricted share units granted in fiscal 2024. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service based vesting conditions. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the NEOs.

(9)
Represents the incremental fair value of Mr. Rietbroek, Mr. Hass and Ms. Poe’s awards due to modifications as a result of the conversion of outstanding Primo Water time- and performance-based restricted share units awards into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan, computed as of the modification date in accordance with ASC Topic 718.

(10)
All amounts shown are calculated in accordance with ASC Topic 718. The following assumptions were used in the calculation of these amounts for the BlueTriton Profits Interests: volatility of 40.17%, risk free rate of 5.13%, and dividend yield of 0.00%.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS TABLE
Named Executive Officer Offer Letters
On December 11, 2024, the Company entered into an offer letter agreement (each, an “Offer Letter”) with each of Robbert Rietbroek, the Company’s Chief Executive Officer; David Hass, the Company’s Chief Financial Officer; Robert Austin, the Company’s Chief Operating Officer; Marni Morgan Poe, the Company’s General Counsel & Corporate Secretary; and Hih Song Kim, the Company’s Chief Administrative Officer & Assistant Corporate Secretary. Under these Offer Letters, these executives receive annual base salaries, which may be adjusted from time to time. Each of these Offer Letters provide for eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee as well as customary allowances and perquisites.
Each of the NEOs employed by Primo Brands as of the end of 2024 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by NEO. Each of our NEOs is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).
Potential severance payments in the event of termination or change of control of Primo Brands for each NEO, as applicable, are described more particularly under the heading “Potential Payments Upon Termination or Change of Control” beginning on page 61 of this proxy statement.
Robbert Rietbroek Offer Letter
In December 2024, we entered into an offer letter agreement with Robbert Rietbroek to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary of $750,000, which was increased to $1,100,000 effective as of January 1, 2025, and a car allowance. As a condition of his employment, Mr. Rietbroek is required to relocate to within approximately 100 miles of the Tampa, Florida area on a permanent basis by no later than June 30, 2026. To assist with this relocation, the Company will provide a payment for the shipment of his household goods and reimburse authorized travel expenses between Dallas, Texas, and Tampa, Florida, until the earlier of his permanent relocation or June 30, 2026. Additionally, Mr. Rietbroek is eligible for mortgage assistance through the Company’s Mortgage Payment Differential program if the interest rate for his new residence is at least two percent higher than that of his prior residence. Payments under the Mortgage Payment Differential Program are capped at $50,000 per year for a maximum of two years. The Company will reimburse documented relocation expenses promptly, but no later than December 31 of the year following the year in which the expense is incurred. Should Mr. Rietbroek resign or be terminated for “Cause” as defined in the Severance Plan before the three-year anniversary of the last disbursement of relocation funds, he must reimburse the Company for all relocation-related payments. Failure to relocate by the deadline will also require repayment and constitute Cause for termination.
Mr. Rietbroek is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 120% of his base salary, which was increased to 150% of his base salary effective as of January 1, 2025. Mr. Rietbroek is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 81,453 RSUs and 158,116 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.
The 2024 grants to Mr. Rietbroek under our Primo Brands Equity Plan and the Legacy 2018 Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.
Mr. Rietbroek participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of two years following termination, regardless of the cause of the termination.
David Hass Offer Letter
In December 2024, we entered into an offer letter agreement with David Hass to serve as our Chief Financial Officer. The agreement has an indefinite term and provides for an annual base salary of $550,000, which was increased to $625,000 effective as of January 1, 2025, a car allowance and a cell phone allowance. Mr. Hass is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of his base salary, which was increased to 90% of his base salary effective as of January 1, 2025. Mr. Hass is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 22,470 RSUs and 43,618 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.
The 2024 grants to Mr. Hass under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.
Mr. Hass participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.
Robert Austin Offer Letter
In December 2024, we entered into an offer letter agreement with Robert Austin to serve as our Chief Operating Officer. The agreement has an indefinite term and provides for an annual base salary of $800,000, a car allowance and a cell phone allowance. Mr. Austin is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 150% of his base salary. Mr. Austin is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 11,937 RSUs and 23,172 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.
The 2024 grants to Mr. Austin under our Primo Brands Equity Plan and the BlueTriton Profits Interests grant in TWP Holdings are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.
Mr. Austin participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination, regardless of the cause of the termination.
Marni Morgan Poe Offer Letter
In December 2024, we entered into an offer letter agreement with Marni Morgan Poe to serve as our General Counsel & Corporate Secretary. The agreement has an indefinite term and provides for an annual base salary of $515,000, which was increased to $585,000 effective as of January 1, 2025, a car allowance and a cell phone allowance. Ms. Poe is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of her base salary, which was increased to 80% of her base salary effective as of January 1, 2025. Ms. Poe is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 15,448 RSUs and 29,987 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.
The 2024 grants to Ms. Poe under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.
Ms. Poe participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.
Hih Song Kim Offer Letter
In December 2024, we entered into an offer letter agreement with Hih Song Kim to serve as our Chief Administrative Officer & Assistant Corporate Secretary. The agreement has an indefinite term and provides for an annual base salary of $411,000, which was increased to $585,000 effective as of January 1, 2025, and a cell phone allowance. Ms. Kim is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 50% of her base salary, which was increased to 80% of her base salary effective as of January 1, 2025. Ms. Kim is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 15,448 RSUs and 29,987 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.
The 2024 grants to Ms. Kim under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.
Ms. Kim participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The following table sets forth information with respect to equity awards outstanding at December 31, 2024 for each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexcused Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robbert Rietbroek	—	—		—	—			63,246(2)	1,946,079
						81,453(3)	2,506,309
						123,174(4)	3,790,064
						123,173(4)	3,790,033
						232,558(5)	7,155,810
						67,774(6)	2,085,406
David Hass	14,822(7)	—		9.76	5/4/2030
	7,878(8)	—		15.84	12/9/2030
								17,447(2)	536,844
						22,470(3)	691,402
						50,933(9)	1,567,208
						50,932(9)	1,567,178
						18,684(10)	574,907
						48,224(11)	1,483,852
						12,578(12)	387,025
						13,434(13)	413,364
						1,752(14)	53,909
Robert Austin	—	—		—	—			9,268(2)	285,176
						11,937(3)	367,301
	83.33(15)	41.67(15)	125(15)	N/A	N/A
	25(16)	25(16)	50(16)	N/A	N/A
	33.75(17)	33.75(17)	67.5(17)	N/A	N/A
	—	123.5(18)	123.5(18)	N/A	N/A
	—	3,000(19)	—	N/A	N/A
Marni Morgan Poe	37,064(20)	—		9.25	2/25/2025
	73,844(21)	—		11.22	2/19/2026
	57,947(22)	—		16.99	8/11/2026
	62,013(23)	—		10.40	12/6/2026
	52,515(24)	—		17.50	12/7/2027
	65,298(25)	—		14.68	12/11/2028
	76,979(26)	—		13.67	12/11/2029
	55,147(8)	—		15.84	12/9/2030
								11,994(2)	369,055
						15,448(3)	475,335
						42,531(9)	1,308,679
						42,531(9)	1,308,679
						15,602(10)	480,074
						47,021(13)	1,446,836
						6,132(14)	188,682
Hih Song Kim	—	—		—	—			11,994(2)	369,055
						15,448(3)	475,335
	333.33(27)	166.67(27)	500(27)	N/A	N/A
Notes:
(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year.

(2)
This amount represents performance-based restricted share units granted on December 11, 2024. The performance-based restricted share unit awards vest based upon the achievement of relative TSR over a three year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of relative TSR that is achieved during such period.

(3)
This amount represents time-based restricted share units granted on December 11, 2024, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(4)
This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 1, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(5)
This amount represents time-based restricted share units granted on January 1, 2024, pursuant to an inducement award, which vests in two equal installments on the first and second anniversaries of the grant date. As described in “—Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions,” Mr. Rietbroek received this one-time inducement equity award as a replacement award for compensation lost at his former employer.

(6)
This amount represents time-based restricted share units granted on January 1, 2024, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(7)	This amount represents stock options granted on May 4, 2020, which are fully vested.
(8)	This amount represents stock options granted on December 9, 2020, which are fully vested.
(9)
This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on December 8, 2023, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(10)
This amount represents time-based restricted share units granted on December 8, 2023, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(11)
This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 23, 2023, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(12)
This amount represents time-based restricted share units granted on January 23, 2023, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(13)
This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on December 7, 2022, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(14)
This amount represents time-based restricted share units granted on December 7, 2022, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(15)
Mr. Austin was granted 250 Class B units on August 27, 2021 with a vesting commencement date of April 1, 2021, consisting of 125 Class B units subject to time-based vesting and 125 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on April 1, 2023. An additional 16 2/3% vested on April 1, 2024 and the remaining unvested Class B units subject to time-based vesting will vest in equal installments of 16 2/3% on each of the fourth and fifth anniversaries of April 1, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Austin’s continued service with the Company through the applicable vesting date.

(16)
Mr. Austin was granted 100 Class B units on October 9, 2022 with a vesting commencement date of October 9, 2022, consisting of 50 Class B units subject to time-based vesting and 50 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on October 9, 2024, and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 9, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(17)
Mr. Austin was granted 135 Class B units on February 7, 2023 with a vesting commencement date of October 31, 2022, consisting of 67.5 Class B units subject to time-based vesting and 67.5 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on October 31, 2024, and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 31, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(18)
Mr. Austin was granted 247 Class B units on June 20, 2023 with a vesting commencement date of May 1, 2023, consisting of 123.5 Class B units subject to time-based vesting and 123.5 Class B units subject to performance-based vesting. 50% of the remaining unvested Class B units subject to time-based vesting for Mr. Austin will vest on the second anniversary of May 1, 2023, and 16 2/3% vest on each of the third, fourth, and fifth anniversaries of May 1, 2023 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(19)
Mr. Austin was granted 3,000 Class B units on October 3, 2024 with a vesting commencement date of June 17, 2024, consisting of 3,000 Class B units subject to time-based vesting. 25% of the Class B units will vest on each of the first four anniversaries of June 17, 2024 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates.

(20)	This amount represents stock options granted on February 25, 2015, which are fully vested.
(21)	This amount represents stock options granted on February 19, 2016, which are fully vested.
(22)	This amount represents stock options granted on August 11, 2016, which are fully vested.
(23)	This amount represents stock options granted on December 6, 2016, which are fully vested.
(24)	This amount represents stock options granted on December 7, 2017, which are fully vested.
(25)	This amount represents stock options granted on December 11, 2018, which are fully vested.
(26)	This amount represents stock options granted on December 11, 2019, which are fully vested.
(27)
Ms. Kim was granted 1,000 Class B units on August 27, 2021 with a vesting commencement date of July 19, 2021, consisting of 500 Class B units subject to time-based vesting and 500 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on July 19, 2023. An additional 16 2/3% vested on July 19, 2024 and the remaining unvested Class B units subject to time-based vesting will vest in equal installments of 16 2/3% on each of the fourth and fifth anniversaries of July 19, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Ms. Kim’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Ms. Kim will vest based achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Ms. Kim’s continued service with the Company through the applicable vesting date.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024
The following table sets forth information with respect to option exercises and stock awards vesting during 2024 for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robbert Rietbroek	—	—	—	—
David Hass	—	—	30,537	846,655
Robert Austin	—	—	—	—
Marni Morgan Poe	41,504	284,717	66,553	2,068,660
Hih Song Kim	—	—	—	—

Notes:
(1)
Unless otherwise noted, this amount includes (a) time-based restricted share units granted to Primo Water executives under the Legacy 2018 Plan in December 2021, the last installment of which vested on the third anniversary of the grant date, (b) time-based restricted share units granted in December 2022 to Primo Water executives under the Legacy 2018 Plan, one third of which vested on the second anniversary of the grant date, (c) time-based restricted share units granted in January 2023 to Mr. Hass under the Legacy 2018 Plan, one third of which vested on the first anniversary of the grant date, (d) time-based restricted share units granted in December 2023 to Primo Water executives under the Legacy 2018 Plan, one third of which vested on the first anniversary of the grant date, and (e) performance-based restricted share units granted in December 2021, which were converted to time-based restricted share units in connection with the closing of the Transaction vested in December 2024 at the end of the original award’s performance period.

(2)
With respect to time-based restricted share units granted in December 2021 and December 2022 to Primo Water executives under the Legacy 2018 Plan, the value realized on vesting has been calculated by utilizing the closing price of Primo Brands’ common shares on the NYSE as of the applicable vesting dates (December 9, 2024 ($31.10) and December 6, 2024 ($30.53) (which was the last trading day prior to the vesting date of the time-based restricted shares units granted in December 2022), respectively). With respect to time-based restricted share units granted in January 2023 to Mr. Hass, the value realized on vesting has been calculated by utilizing the closing price of Primo Water’s common shares on the NYSE as of January 23, 2024 ($14.78). With respect to time-based restricted share units granted in December 2023, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as December 9, 2024 ($31.10), which was the first trading day following the vesting date of the time-based restricted shares units granted in December 2023. With respect to performance-based restricted share units granted in December 2021 that were converted to time-based restricted share units in connection with the closing of the Transaction, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of December 28, 2024 ($31.15), which was the end date of the original performance period.

OPTION VESTING IN FISCAL YEAR 2024 WITH RESPECT TO BLUETRITON PROFITS INTERESTS
There were 79.58 Class B units held by Mr. Austin subject to time-based vesting vested during fiscal 2024, including 20.83 Class B Units on April 1, 2024, 25 Class B Units on October 9, 2024, and 33.75 Class B Units on October 31, 2024. There were 83.33 Class B units held by Ms. Kim subject to time-based vesting vested on July 19, 2024. We believe that the BlueTriton Profits Interests are properly classified as “options” under the definition provided in Item 401(a)(6)(i) of Regulation S-K under the Securities Act as an instrument with an “option-like feature”. However, since the BlueTriton Profits Interests are profits interests, and not options, the awards are not subject to exercise and do not require the payment of an exercise price. As such, there is no value realized upon “exercise” of BlueTriton Profits Interests.
NONQUALIFIED DEFERRED COMPENSATION TABLE
We maintain the BlueTriton NQDC Plan and the Primo Water Deferred Compensation Program for a select group of our highly compensated employees of BlueTriton, in which Ms. Kim is the sole NEO who is a participant of the BlueTriton NQDC Plan and Ms. Poe is the sole NEO who is a participant of the Primo Water NQDC Plan. For a summary of the material elements of the BlueTriton NQDC Plan and Primo Water NQDC Plan, see “—Nonqualified Deferred Compensation Plans” above. The following table contains information regarding the BlueTriton NQDC Plan and Primo Water NQDC Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Marni Morgan Poe	129	0	19,089	0	99,028
Hih Song Kim	67,291	0	8,047	0	117,219

Notes:
(1)	The amount in this column is also included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation Earnings” columns for fiscal 2024.
(2)	This amount is not included in the Summary Compensation Table because earnings were not preferential or above market.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
In this section, we describe payments that may be made to our NEOs upon several alternate termination event scenarios, or upon the occurrence of a Change of Control, in each case assuming such event occurred on December 31, 2024.
Legacy Equity Plan, Legacy 2018 Equity Plan, and Equity Plan
With respect to Messrs. Rietbroek and Hass and Ms. Poe, in the event of a Change of Control (as defined below for each of the respective Equity Plans) and subject to any limitations imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable to an award, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If (1) such awards are continued, assumed, or replaced by the surviving or successor entity, and within two years after the Change of Control or, for the Legacy Equity Plans, within two years of November 8, 2024, a grantee experiences an involuntary termination of employment for reasons other than Cause, or terminates his or her employment for Good Reason, or (2) such awards are not continued, assumed or replaced by the surviving or successor entity, then all unvested restricted share units will become immediately fully vested and non-forfeitable. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the Equity Plans.
The Primo Brands Equity Plan defines “Change of Control” as (i) the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of the Company with or into any other corporation whereby the voting stockholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged, or amalgamated corporation, or any acquisition or similar transaction or series of transactions whereby any “person,” as defined in Sections 13(d) and 14(d) of the Exchange Act (excluding the Company, TWP Holdings, or any entity that controls, is controlled by, or is under common control with the Company or TWP Holdings, or any employee benefit plan sponsored by the Company or any of its affiliates), becomes the “beneficial owner” of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a sale by the Company of all or substantially all of the Company’s assets, except for sales to TWP Holdings or related entities; (iii) the date when individuals who, on the first date the Shares commence trading on the New York Stock Exchange following the Effective Date, constitute the Board (the “Incumbent Directors”) cease to be a majority of the Board, unless their appointment or election was approved by at least two-thirds of the remaining

Incumbent Directors or they are Sponsor Nominees as defined in the Stockholders Agreement; and (iv) the liquidation, dissolution, or winding-up of the Company. The definition of “Change of Control” in the Legacy Equity Plans is substantially similar to the definition of “Change of Control” in the Primo Brands Equity Plan, except that references to the Company refer to Primo Water under the Legacy Equity Plans.
The Legacy Equity Plans define “Cause” to mean:
(i)	the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to Primo Water’s policies;
(ii)
theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Primo Water or a subsidiary, or in the carrying out of the participant’s duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;
(iv)	the participant’s breach of a fiduciary duty owed to Primo Water or a subsidiary; or
(v)
any other action that constitutes cause for termination of the Grantee’s employment with Primo Water or a subsidiary under any other agreement to which the participant is a party or under applicable law.

The definition of “Good Reason” in the Legacy Equity Plans is substantially similar to the definition of “Good Reason” in the Severance Plan, as described below, except that the Legacy Equity Plans provide that individual employment agreement definitions control, if applicable. The definitions of “Cause” and “Good Reason” in the Primo Brands Equity Plan and corresponding award agreements are substantially similar to the definitions of “Cause” and “Good Reason” in the Severance Plan, as described below. If a Change of Control had occurred on December 31, 2024 and either (1) the surviving or successor entity continued, assumed or replaced awards and within two years after the Change of Control, a NEO was involuntarily terminated for reasons other than Cause, or terminated his or her employment for Good Reason, or (2) the surviving or successor entity did not continue, assume or replace awards outstanding as of such date, and the Compensation Committee had not in either case elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the Equity Plans, the unvested awards granted to our NEOs who were employed by us as of such date would have vested on an accelerated basis as set forth below:

Equity Plans	Accelerated Vesting ($)(1)
Robbert Rietbroek	24,192,851
David Hass	8,080,971
Robert Austin	1,080,304
Marni Morgan Poe	6,130,984
Hih Song Kim	1,398,035

Notes:
(1)
Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted to Primo Water executives in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, (ii) time-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, (iii) time-based restricted share units granted in January 2024 to Mr. Rietbroek pursuant to the inducement award, (iv) time-based restricted share units granted in December 2024 under the Primo Brands Equity Plan, (v) performance-based restricted share units granted in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, (vi) performance-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, and (vii) performance-based restricted share units granted in December 2024 under the Primo Brands Equity Plan. Because the performance period for the performance-based restricted share units granted to our NEOs in December 2024 has not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such NEOs would have been entitled to on December 31, 2024 cannot be determined. As a result, this column includes the value of such performance-based restricted share units, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77).

These amounts are included in the applicable “Accelerated Awards” column in the tables under the heading “—Payments under the Severance Plan” on page 65 of this proxy statement.
In the case of a grantee’s termination without Cause or resignation with Good Reason under the Legacy Equity Plans, all unvested restricted share units will become fully vested in the case of a grantee’s termination without Cause or resignation with Good Reason within two years of the closing of the Transaction. In the case of a grantee’s termination without Cause or resignation with Good Reason under the Primo Brands Equity Plan, the number of restricted share units to be deemed earned by a grantee is equal to the pro rata number of restricted share units that he or she would have earned on the vesting date had he or she been continuously employed through such vesting date, as calculated by reference to the portion of the applicable restriction period or performance period during which the grantee was actually employed.
Assuming the employment of our NEOs who were employed by us as of December 31, 2024 had been terminated on December 31, 2024 by Primo Brands without Cause or by the NEOs for Good Reason, they would have been entitled to the following:

Equity Plans	Equity Awards ($)(1)
Robbert Rietbroek	16,869,243
David Hass	6,060,666
Robert Austin	7,024
Marni Morgan Poe	4,742,039
Hih Song Kim	9,090

Notes:
(1)
Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted to Primo Water executives in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, (ii) time-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, (iii) time-based restricted share units granted to our NEOs in December 2024 under the Primo Brands Equity Plan, (iv) performance-based restricted share units granted in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, and (v) performance-based restricted share units granted in December 2024 under the Primo Brands Equity Plan. Because the performance period for the performance-based restricted share units granted to our NEOs in December 2024 has not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such NEOs would have been entitled to on December 31, 2024 cannot be determined. As a result, this column includes the value of such performance-based restricted share units, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77).

These amounts are included in the applicable “Equity Awards” column in the tables under the heading “—Payments under the Severance Plan” on page 65 of this proxy statement.
Triton Water Parent Holdings, LP Class B Units
BlueTriton has historically granted profits interests to BlueTriton’s executives, including Mr. Austin and Ms. Kim, in TWP Holdings. In connection with an “Exit Transaction,” all unvested Class B units granted to Mr. Austin and Ms. Kim would vest, subject to their continued service with the Company through the effective date of the Exit Transaction and Mr. Austin and Ms. Kim would be entitled to the following:

Class B Units in TWP Holdings	Accelerated Vesting ($)(1)
Robert Austin	8,337,622
Hih Song Kim	3,601,133

Notes:
(1)
Amount reflects the assumed accelerated vesting of all unvested Class B units in TWP Holdings granted to Mr. Austin and Ms. Kim based on an assumed value per Class B unit in TWP Holdings as of December 31, 2024 of $5,399 with such amount calculated taking into account the applicable participation threshold.

An “Exit Transaction” includes (i) the direct or indirect sale of 85% or more of the assets of TWP Holdings and its subsidiaries, taken as a whole, to any person who is not an affiliate of TWP Holdings; (ii) the sale, transfer or disposition (whether by merger, consolidation or otherwise) by Triton Water Investor Holdings, LP to any person who is not an affiliate of TWP Holdings of eighty-five percent (85%) or more of the partnership units owned by Triton Water Investor Holdings, LP; or (iii) such other extraordinary transaction or series of transactions that ORCP III DE TopCo GP, LLC determines, in its sole discretion, shall be considered an “Exit Transaction”.
Severance Plan
We established the Severance Plan on December 11, 2024. As of December 31, 2024, each of our NEOs who were employed by us as of such date participated in the Severance Plan.
The Compensation Committee determines which of our employees are eligible to participate in the Severance Plan. Each participant is assigned to one of three levels, which generally correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.25 times; Level 3 Employees-1 times. Mr. Rietbroek was a Level 1 employee and Messrs. Hass and Austin and Mses. Poe and Kim are Level 2 employees. Pursuant to the terms of his offer letter, Mr. Austin’s severance multiple is 1.5 times rather than 1.25 times despite being a Level 2 Employee.
The Severance Plan defines “Cause” to mean:
(i)
the willful or grossly negligent failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of the Company or a subsidiary, after written notice by the Company or subsidiary of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten days of the receipt of such notice;

(ii)
theft, fraud, dishonesty, or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business, or affairs of the Company or a subsidiary, including, without limitation, any breach by the participant of the representations, warranties, and covenants contained in the participant’s employment or service agreement, if applicable, or Section 7 of the Severance Plan;

(iii)	the participant’s commission or conviction of, or plea of guilty to, a criminal offense that involves fraud, dishonesty, theft, violence, or other moral turpitude;
(iv)	the participant’s breach of a fiduciary duty owed to the Company or a subsidiary; or
(v)	the participant’s refusal to follow the lawful, reasonable, and good faith direction of the Board or the participant’s supervisor.
The Severance Plan defines “Good Reason” to include any of the following:
(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;
(ii)
a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as the participant;

(iii)
relocation of the participant’s principal place of employment to a location that is more than 50 miles away from the participant’s principal place of employment on the date upon which the participant became a participant, unless such relocation is effected at the request of the participant or with the participant’s approval;

(iv)
a material breach by Primo Brands of any provisions of the Severance Plan, or any employment agreement to which the participant and Primo Brands are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Primo Brands to correct such failure within ten days of the receipt of such notice; or

(v)
the failure of Primo Brands to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Primo Brands within fifteen days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary and target bonus multiplied by his or her severance multiple. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings, and a pro-rata payment of the participant’s annual bonus based on actual performance for the year of termination. In addition, the terminated participant would receive accelerated vesting of rights to the extent provided in our equity incentive plans (as described above), would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple where we may do so legally and in accordance with the applicable benefit plans in effect from time to time (up to a maximum of 18 months), and would receive up to $15,000 of outplacement assistance.
Payments to all participants under the Severance Plan subject to excise tax are cut back to an amount that will result in no portion of the payments being subject to the excise tax.
Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.
Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Severance Plan, and the Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.
Payments under the Severance Plan
As of December 31, 2024, each of our NEOs participated in the Severance Plan. Under the Severance Plan, if their employment is terminated by Primo Brands without Cause or by the executive for Good Reason, the executive would receive a cash payment equal to the sum of his or her annual base salary and target bonus times a severance multiple.
Assuming his or her employment had been terminated on December 31, 2024 by Primo Brands without Cause or by the executive for Good Reason, the applicable NEOs would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Awards ($)	Total ($)
Robbert Rietbroek	3,300,000	900,000	2,458	20,949,203	25,151,661
David Hass	1,203,125	412,500	36,503	7,615,205	9,267,333
Robert Austin	3,000,000	1,200,000	49,225	604,945	4,854,170
Marni Morgan Poe	1,126,563	386,250	36,503	13,706,006	15,255,322
Hih Song Kim	770,625	205,500	40,301	782,871	1,799,297

Assuming his or her employment had been terminated in connection with a Change of Control on December 31, 2024, the applicable NEOs would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Awards ($)	Total ($)
Robbert Rietbroek	3,300,000	900,000	2,458	24,192,851	28,395,309
David Hass	1,203,125	412,500	36,503	8,510,000	10,162,128
Robert Austin	3,000,000	1,200,000	49,225	1,080,304	5,329,529
Marni Morgan Poe	1,126,563	386,250	36,503	14,321,170	15,870,486
Hih Song Kim	770,625	205,500	40,301	1,398,035	2,414,461

Termination by Primo Brands for Cause; Resignation by the Executive Officer other than for Good Reason
We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in the Severance Plan), other than the payment of unpaid salary and accrued and unused vacation pay.
Death or Disability
Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. Under the terms of the Legacy Equity Plans, upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units and in the case of restricted shares or restricted share units, following the executive officer’s death. Under the terms of the Primo Brands Equity Plan, upon an executive officer’s death or disability (as defined in the Equity Plan), any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the Primo Brands Equity Plan vest and are paid, in the case of performance shares or units, at “target” level for the applicable performance period, following the executive officer’s death or disability. We provide life insurance, short term disability, and long-term care benefits to our executive officers. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 52 of this proxy statement.
Retirement
Pursuant to the terms of the Equity Plans in the event of our NEO’s retirement following age 60 and ten continuous years of service, such executive’s outstanding unvested options (if any) will continue to vest on the original vesting date(s) and thereafter will continue to be exercisable until the third anniversary of the date of retirement. In addition, restricted share units and performance units held by a retired grantee will continue to vest according to their original schedule, subject to acceleration provisions and the satisfaction of performance objectives, as applicable; provided that, in the case of any restricted share units and performance units granted under the Primo Brands Equity Plan, if such award was granted within 12 months before a grantee’s retirement, the award will vest partially based on the number of full months between the grant date and the date of grantee’s retirement, divided by the total number of full months from the grant date to the applicable vesting date. None of our NEOs are retirement eligible based on the criteria set forth above; thus, do not qualify for such treatment.
POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
It is the Compensation Committee’s practice to approve ordinary course annual equity grants at its regularly-scheduled meeting held in December of each year. At this meeting, the Compensation Committee will approve each NEO’s annual equity award. At this time, we do not currently anticipate granting stock options to any of our NEOs. The Company does not schedule its equity grants in anticipation of the release of material, non-public information, nor does the Company time the release of Material Non-Public Information based on equity grant dates.

DIRECTOR COMPENSATION
Our director compensation philosophy is to appropriately compensate our non-employee directors for the time, expertise and effort required to serve as a director of a large and complex company, and to align the interests of our directors with those of our stockholders. Directors who are One Rock employees do not receive compensation for serving on the Board.
Prior to the Transaction
Prior to the Transaction, Primo Water’s legacy non-employee director annual compensation for fiscal year 2024 consisted of the following:

Category	Annual Fees
Annual retainer	$100,000
Annual fee for the non-executive chair of the Primo Water board of directors	$150,000
Annual fee for chairing the:
Legacy Audit Committee	$20,000
Legacy Compensation Committee	$15,000
Legacy ESG and Nominating Committee	$10,000
Fee for serving on the legacy Special Committee	$30,000
Annual fee for the lead independent director	$30,000
Annual long-term equity incentive fee (in the form of a stock award)	$135,000

Prior to the Transaction, BlueTriton’s legacy non-employee director annual compensation for fiscal year 2024 consisted of the following:
C. Dean Metropoulos
C. Dean Metropoulos served as the chairman of the BlueTriton Board and provided certain advisory and management services to BlueTriton through Fairmont Holdings, LLC (“Fairmont”), his management consulting company, as a consultant for which such affiliate received an annual management fee equal to $5,000,000, subject to his continuous service through the date of payment. In addition, Mr. Metropoulos’ affiliated company was also entitled to (i) a marketing and support services fee of $2,000,000 per year, payable in monthly installments, for all marketing, product development, office support and similar services provided to BlueTriton, (ii) an amount equal to $1,500,000 per year for costs and expenses related to travel, including air travel by private aircraft, in connection with the provision of his services to BlueTriton, and (iii) a car allowance of $3,500 per month. Mr. Metropoulos did not receive a separate fee for his service as chairman of the BlueTriton Board. The agreement pursuant to which Mr. Metropoulos and Fairmont received the fees and benefits described above with respect to fiscal year 2024 terminated upon closing of the Transaction.
In consideration for the provision of advice and strategic planning to the Company in connection with the Transaction, Fairmont, an affiliate of Mr. Metropoulos, received approximately $2,320,303 as a lump sum cash payment on November 5, 2024. Such compensation was paid to Fairmont for non-director services.
Kurt Barker
For fiscal year 2024, Mr. Barker did not receive a separate fee for his service as a member of the BlueTriton Board.
Michael Cramer
As a member of the BlueTriton Board, Mr. Cramer received a director fee of $50,000 per quarter, payable in arrears and prorated for any partial quarter, along with reimbursement of all reasonable and documented out of pocket travel expenses incurred in the performance of his duties as a director.
Following the Transaction
In connection with the Transaction, we adopted the Primo Brands Corporation Non-Employee Director Compensation Policy pursuant to which our non-employee directors may receive cash retainers or fees, and equity grants in connection with their performance of services. Each non-employee director may elect to receive shares of Class A common stock in lieu of cash compensation to which they would otherwise be entitled.

The following table contains information concerning the compensation of Primo Brands’ non-employee directors in fiscal year 2024. Such information relates to amounts paid by Primo Water or BlueTriton prior to the Transaction and the Company following the Transaction (including compensation paid to Mr. Metropoulos for non-director services):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
C. Dean Metropoulos	10,503,112	83,425	10,586,537
Kurtis Barker	16,143	83,425	99,568
Britta Bomhard	136,331	154,068	290,399
Susan E. Cates	152,935	154,068	307,003
Michael Cramer	344,976	83,425	428,401
Eric J. Foss	141,740	154,068	295,808
Jerry Fowden	237,160	154,068	391,228
Billy D. Prim	132,201	154,068	286,269
Steven P. Stanbrook	111,740	154,068	265,808

The table below shows the aggregate numbers of equity incentive plan awards held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Name	Option Awards Outstanding at Fiscal Year End
C. Dean Metropoulos	90,000(1)
Kurtis Barker	1,374(2)
Michael Cramer	300(3)

Notes:
(1)
Represents the aggregate number of Class B units that are held indirectly by Mr. Metropoulos. 83 1/3% of the Class B units are time-vesting units and 16 2/3% are performance-vesting units. The time-vesting units are fully vested as of December 31, 2023. The performance-vesting units vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Metropoulos’s continued service with the Company through the applicable vesting date.

(2)
Represents the aggregate number of Class B units that are held by Mr. Barker. Mr. Barker received three separate grants of Class B units, two with a vesting commencement date of February 22, 2022, and one with a vesting commencement date of April 21, 2023. Of the 350 time-vesting Class B units with a vesting commencement date of February 22, 2022, 50% of such Class B units vested on the second anniversary of February 22, 2022 and 16 2/3% of such Class B units will vest on each of the third, fourth, and fifth anniversaries of February 22, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Barker’s continued service with the Company through the applicable vesting dates. 337 Class B units with a vesting commencement date of April 21, 2023 vest in four equal annual installments (the first of which occurred on April 21, 2024) with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Barker’s continued service with the Company through the applicable vesting dates. The remaining Class B units held by Mr. Barker are subject to performance-vesting and will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Barker’s continued service with the Company through the applicable vesting date.

(3)
Represents the aggregate number of Class B units that are held by Mr. Cramer. Mr. Cramer received two separate grants of Class B units on March 31, 2021 and October 31, 2023, with vesting commencement dates of March 31, 2021 and October 31, 2023, respectively. Of the 75 time-vesting Class B units granted to Mr. Cramer on November 10, 2021, with a vesting commencement date of March 31, 2021, 50% of such Class B units vested on March 31, 2023, 16 2/3% of such Class B units vested on March 31, 2024 and 16 2/3% of such Class B units will vest on each of the fourth and fifth anniversaries of March 31, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Cramer’s continued service with the Company through the applicable vesting dates. The remaining 75 Class B units granted to Mr. Cramer on November 10, 2021 are subject to performance-vesting and will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Cramer’s continued service with the Company through the applicable vesting date. All of the 150 Class B units granted to Mr. Cramer on October 31, 2023 are subject solely to time-basted vesting of which 50% of such Class B units vest on the second anniversary of October 31, 2023 and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 31, 2023 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Cramer’s continued service with the Company through the applicable vesting dates.

PAY VS PERFORMANCE
In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of our CEO and NEOs and certain financial performance measures of Primo Brands. For further information on Primo Brands’ pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

					Value of an initial $100 Investment:
Year	Summary Compensation Table Total for CEO[1,2]	Compensation Actually Paid to CEO[1,3]	Average Summary Compensation Table Total for Non-CEO NEOs[1,2]	Average Compensation Actually Paid to Non-CEO NEOs[1,3]	Total Shareholder Return[4]	Peer Group Total Shareholder Return[5]	Net Income/ (Loss) (millions)[6]	Combined Adjusted EBITDA (millions)[7]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$25,990,984	$29,930,013	$5,650,276	$7,486,462	$121.05	$94.56	($12.6)	$1,352.5

(1)	The dollar amounts reported in column (b) through (e) reflect the following individuals:

Year	CEO	Non-CEO NEOs
2024	Mr. Rietbroek	Mr. Austin, Mr. Hass, Ms. Poe, and Ms. Kim

(2)
The dollar amounts reported in column (b) reflect the total compensation reported for our CEO during the applicable year, while the dollar amounts reported in column (d) reflect the average total compensation reported for the NEOs (excluding our CEO) during the applicable year, in the “Total” column in the Summary Compensation Table.

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our CEO, while the dollar amounts reported in column (e) represent the average amount of “compensation actually paid” for the NEOs (excluding our CEO) for the applicable year. Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). To calculate CAP for 2024, the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for 2024	CEO	Average For Non-CEO NEOs
Reported Summary Compensation Table Total	$25,990,984	$5,650,276
(Less): Reported Value of Equity Awards(a)	($22,813,887)	($3,812,742)
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year(b)	$26,107,835	$2,445,492
Add/(Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years(b)	$0	$2,603,466
Add: Fair Value at Vesting of Equity Awards Granted in Fiscal Year That Vested During Fiscal Year(b)	$0	$0
Add/(Less): Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(b)	$0	$486,285
(Less): Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(b)	$0	$0
Add: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$645,081	$113,686
Compensation Actually Paid	$29,930,013	$7,486,462

(a)	The amounts in this row reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date for each award that vested in the covered year. For performance-based awards, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For market-based awards, the fair values were determined using a Monte Carlo valuation.

(4)
The amounts in column (f) represents the cumulative return on a fixed investment of $100 in Primo Brands’ common stock, for the period beginning on November 11, 2024, the date Primo Brands’ common stock commenced trading on the New York Stock Exchange, through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)
The amounts in column (g) represents the cumulative return on a fixed investment of $100 in the custom peer group for the period beginning on November 11, 2024 through the end of the applicable fiscal year, assuming reinvestment of dividends. The peer group for 2024 includes The Boston Beer Company, Inc., The Campbell’s Company, Clean Harbors, Inc., Coca-Cola Consolidated, Inc., Flower Foods, Inc., General Mills, Inc., The Hershey Company, The J.M. Smucker Company, Keurig Dr Pepper Inc., Lamb Weston Holdings, Inc., Molson Coors Beverage Company, Monster Beverage Corporation, Post Holdings, Inc., Waste Connections, Inc., WK Kellogg Co, and XPO, Inc.

(6)	The dollar amounts reported represent the net income reflected in Primo Brands’ audited financial statements for the applicable year.
(7)
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Combined Adjusted EBITDA is the financial performance measure that, in Primo Brands’ assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs, for the most recently completed fiscal year, to Company performance. Company Adjusted EBITDA is a non-GAAP measure and is calculated from our audited financial statements as follows: net income (loss) before interest and financing expense, net, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted for acquisition, integration and restructuring expenses, share-based compensation costs, unrealized loss (gain) on foreign exchange and commodity forwards, loss on disposal of property, plant and equipment, net, gain on extinguishment of debt, management fees, and other adjustments, net. For a reconciliation of the differences between Company Adjusted EBITDA and the most directly comparable financial measure calculated and presented in accordance with GAAP, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” on page 46 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Description of Certain Relationships between Information Presented in the Pay vs. Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, they are not all required to be presented in the Pay vs. Performance table.
In accordance with SEC rules, the Company provided information regarding the Net Loss of $12.6 million in 2024 and Combined Adjusted EBITDA of $1,352.5 million in 2024 in the table above. The ongoing relationship between these financial measures and compensation actually paid will expand as we build history as a public company.
The 2024 CAP to our Principal Executive Officer (“PEO”) of $29.9 million is higher than the Summary Compensation Table figure of $26.0 million, and the average CAP for our Non-PEO NEOs of $7.5 million is higher than the Summary Compensation Table average of $5.6 million. The primary driver of these differences is that our stock price increased throughout 2024.
Our TSR increased from November 11, 2024 (the first trading day of Primo Brands’ stock in the NYSE) through December 31, 2024 while the TSR of our peer group declined over the same period.
Most Important Company Performance Measures for Determining Executive Compensation
The most important financial performance measures used by Primo Brands, as well as individually by Legacy Blue Triton and Legacy Primo, to link executive compensation to Company performance during fiscal year 2024 were:
Primo Brands
•	Combined Adjusted EBITDA
Legacy Blue Triton
•	Retail EBITDA
•	ReadyRefresh EBITDA
•	Total Company Working Capital
Legacy Primo
•	Bonus-Adjusted EBITDA
•	Bonus-Adjusted Operating Free Cash Flow
•	Bonus-Adjusted Revenue

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock for:
•	each person who is known to be the beneficial owner of more than 5% of our Common Stock;
•	each of our NEOs and directors; and
•	all executive officers and directors as a group.
The amounts and percentages of Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
The beneficial ownership of our voting securities is based on ownership on March 7, 2025 and 380,155,260 shares of our Common Stock issued and outstanding as of such date. Note that the below reflects beneficial ownership prior to the March 2025 Secondary Offering (as defined below).
Unless otherwise indicated, the address for each beneficial owner listed below is: (i) 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and (ii) 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902.

	Shares of Common Stock
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP(1)	218,618,368	57.5%
FMR LLC(2)	21,222,593	5.6%
Directors and Executive Officers
Robbert Rietbroek(3)	88,802	*
David Hass(4)	215,414	*
Jason Ausher(5)	111,181	*
Robert Austin(3)	—	*
Marni Morgan Poe(6)	820,104	*
Hih Song Kim(3)	—	*
C. Dean Metropoulos	3,445	*
Britta Bomhard	57,302	*
Susan E. Cates	67,156	*
Eric J. Foss	19,232	*
Jerry Fowden	1,286,759	*
Billy D. Prim(7)	1,079,056	*
Steven P. Stanbrook	104,522	*
Kurtis Barker	3,445	*
Michael Cramer	3,445	*
Tony W. Lee(8)	218,618,368	57.5%
Kimberly Reed	—	*
Allison Spector	—	*
All executive officers and directors as a group (19 individuals)	222,423,042	58.4%

*	Represents voting power of less than one percent.
(1)
Represents (i) 218,618,368 shares of our Common Stock held by the Initial ORCP Stockholder and (ii) 58,000,000 shares of Common Stock held by Triton Water Equity Holdings, LP, all of which are currently pledged as collateral to a margin loan. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings, GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and share voting and investment discretion with respect to the securities held of record by the

Initial ORCP Stockholder. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC, Triton Water Parent Holdings, LP, R. Scott Spielvogel and Tony W. Lee may also be deemed to share beneficial ownership of the securities held of record by Triton Water Parent Holdings, LP. On March 10, 2025, the Company, the Initial ORCP Stockholder and Morgan Stanley & Co. LLC and BofA Securities, Inc., acting as representatives for the several underwriters (the “Underwriters”), entered into an Underwriting Agreement (the “March 2025 Underwriting Agreement”), pursuant to which the Underwriters agreed to purchase from the Initial ORCP Stockholder, subject to and upon the terms and conditions set forth therein, 45,000,000 shares of Common Stock at a price of $29.50 per share (the “March 2025 Secondary Offering”). Pursuant to the March 2025 Underwriting Agreement, the Initial ORCP Stockholder granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 6,750,000 shares of Common Stock at $29.50 per share. On March 12, 2025, the March 2025 Secondary Offering closed and the Underwriters exercised the option to purchase an additional 6,750,000 shares of Common Stock. Following the March 2025 Secondary Offering, as of March 12, 2025, the ORCP Stockholders beneficially own 166,868,368 shares, or 44.4%, of the Company’s outstanding Common Stock. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.
(2)
Based solely on information reported in a Schedule 13G filed by FMR LLC on February 12, 2025. As reported in such filing, FMR LLC was the beneficial owner of 21,222,593 shares of Common Stock, with sole voting power with respect to 21,218,457 shares of Common Stock and sole dispositive power with respect to 21,222,593 shares of Common Stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210, United States.

(3)	Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of March 7, 2025.
(4)
Includes (a) 22,700 shares of our Common Stock underlying Primo Brands Replacement Options exercisable within 60 days of March 7, 2025, (b) 38,024 shares of Common Stock held by David W. Hass Living Trust, of which Mr. Hass is a trustee, (ii) 3,846 shares of Common Stock held by a Roth IRA for the benefit of Mr. Hass, (iii) 3,481 shares of Common Stock owned by HB Capital LLC, of which Mr. Hass is a member, (iv) 2,656 shares of Common Stock held by the nieces and nephews of Mr. Hass through custodial accounts under the Uniform Transfers to Minors Act for which Mr. Hass is custodian, and (v) 828 shares of Common Stock held through Mr. Hass’s spouse. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of March 7, 2025.

(5)
Includes 48,577 shares of our Common Stock underlying Primo Brands Replacement Options exercisable within 60 days of March 7, 2025. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of March 7, 2025.

(6)
Includes 443,743 shares of our Common Stock underlying Primo Brands Replacement Options exercisable within 60 days of March 7, 2025. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of March 7, 2025.

(7)
Includes 3,177 shares of Common Stock held by the 2010 Irrevocable Trust fbo Joseph Alexander Bellissimo (as to which Mr. Prim has shared voting and investment power) and 3,177 shares of Common Stock held by the 2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo (as to which Mr. Prim has shared voting and investment power). Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of March 7, 2025.

(8)	Represents shares held by the Initial ORCP Stockholder and Triton Water Equity Holdings, LP as discussed further in footnote (1) above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. To the extent our Nominating and Governance Committee is comprised entirely of independent directors, it is responsible for periodically reviewing and approving “related person transactions” as defined by Item 404 of Regulation S-K under the Exchange Act and approving or recommending any changes to such policies and procedures. If the Nominating and Governance Committee is not comprised entirely of independent directors, another independent committee of the Board or the independent members of the Board as a whole has authority to review and approve related person transactions.
A “Related Person Transaction” is an existing or proposed transaction, arrangement, or relationship (or any series of similar existing or proposed transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant, the amount involved exceeds $120,000, and in which any Related Person (as defined below) had, has, or will have a direct or indirect material interest. A “Related Person” is:
•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or more than 5% beneficial owner.

The following is a description of transactions to which we were a party since January 1, 2021 in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member or a person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS
In consideration for the provision of advice and strategic planning to the Company in connection with the Transaction, Fairmont Holdings, LLC (an affiliate of C. Dean Metropoulos), received approximately $2.3 million as a lump sum cash payment on November 5, 2024. Such compensation was paid to Fairmont for non-director services.
For the year ended December 31, 2024, we recorded expenses paid to One Rock, Fairmont Holdings, LLC (an affiliate of C. Dean Metropoulos), and certain of One Rock’s senior operating executives (the “Advisors”) that were associated with management fees and associated costs pursuant to management agreements with the Advisors, as well as transaction fees, of $53.6 million, which were included in Selling, general and administrative expenses in our consolidated financial statements. We recorded an associated accrual of $0.2 million as of December 31, 2024.
Other than with respect to the Margin Loan and the March 2025 Repurchase (each as defined below), all of the transactions described in this section occurred prior to the adoption of the related person transaction policy. The matters described below under Liquidity and Transfer Restrictions, Margin Loan and Repurchase Transaction were approved in accordance with our related person transaction policy.
For the year ended December 31, 2024, we purchased approximately $30.9 million, of materials used in the production process from Alltrista Plastics LLC (“Alltrista”), a subsidiary of Jadex Inc., a One Rock portfolio company, which were recorded as a component of cost of goods sold. Additionally, we recorded $0.2 million payable related to the unpaid portion of purchases at December 31, 2024.

STOCKHOLDERS AGREEMENT
On November 7, 2024, the Company and the Initial ORCP Stockholder entered into the Stockholders Agreement setting forth certain governance and other rights of the Sponsor Stockholders (inclusive of any permitted transferees of the Initial ORCP Stockholder). For additional information, see “Corporate Governance—Stockholders Agreement” above.
LIQUIDITY AND TRANSFER RESTRICTIONS
From the Closing until the three-month anniversary of the Closing, the Sponsor Stockholders were subject to a lockup provision in the Stockholders Agreement that restricted transfers of Common Stock, other than to certain permitted transferees, or in certain types of transactions in which the transferee agreed to be bound by a lockup. The ORCP Stockholders requested, and on November 15, 2024, the Company, acting with the approval of an independent ad hoc committee of the Board, granted, a limited waiver of the lock-up provisions to facilitate the ORCP Stockholders taking a margin loan from institutional lenders (the “Margin Loan”), secured by a pledge of 58,000,000 shares of Common Stock owned by the ORCP Stockholders. The subsequent agreement entered into by the Sponsor Stockholders in connection with the secondary offering of our Common Stock that closed on March 12, 2025 carved out the shares pledged under the Margin Loan. The ORCP Stockholders may not pledge additional Company equity to secure the loan.
MARGIN LOAN
In connection with the Margin Loan, the Company entered into customary issuer agreements with Triton Water Equity Holdings, LP, Triton Water Equity Holdings GP, LLC, and the other parties thereto whereby we made certain representations to the parties in relation to the pledge of 58,000,000 shares of Common Stock as collateral for entering into the Margin Loan (the “pledged shares”). In connection with the foregoing, the Company waived the transfer restrictions under the Stockholders Agreement described in the preceding paragraph with respect to the pledged shares.
REPURCHASE TRANSACTION
In connection with the secondary offering of our Common Stock sold by the ORCP Stockholders that closed on March 12, 2025, the Company repurchased 4,000,000 shares from the underwriters for the offering for a purchase price of $28.516765 per share or aggregate consideration of $114,067,060, representing a per-share purchase price equal to the price paid by the underwriters to the ORCP Stockholders in the offering (the “March 2025 Repurchase”).
INDEMNIFICATION AGREEMENT
Pursuant to our Bylaws and upon consummation of the Transaction, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware, subject to certain exceptions contained in those agreements.

OTHER MATTERS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers (as defined in Rule 16a-1 promulgated under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2024.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers serves, or in the past year has served, as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity, other than Primo Water, that has one or more executive officers serving on the Board or Compensation Committee. No interlocking relationship exists between any member of the Compensation Committee (or other committee performing equivalent functions) and any executive, member of the Board, or member of the compensation committee (or other committee performing equivalent functions) of any other public company. See “Certain Relationships and Related Person Transactions” for a description of certain transactions involving One Rock where Mr. Lee is a Managing Partner.
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 in writing not later than November 20, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than the close of business on January 1, 2026 and no later than the close of business on January 31, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after May 1, 2026, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting must include the additional information required by Rule 14a-19(b) under the Exchange Act in any notice of director nomination submitted to the Company.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS AT THE ANNUAL MEETING
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
In addition, we have hired MacKenzie Partners, Inc., a professional soliciting organization, to assist us in distributing proxy solicitation materials and responding to information requests from stockholders with respect to the materials. For these services, MacKenzie Partners, Inc. will be paid a fee of up to $15,000, plus limited reimbursement for out-of-pocket expenses. MacKenzie Partners, Inc. expects that approximately 10 of its employees will assist in the solicitation.
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding future financial and business performance, progress on our sustainability initiatives and compensation arrangements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this proxy statement. Any such forward-looking statements represent management’s estimates as of the date of this proxy statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this proxy statement.

PRIMO BRANDS’ ANNUAL REPORT ON FORM 10-K
A copy of Primo Brands’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of March 7, 2025 without charge upon written request addressed to:
Primo Brands Corporation
Attention: Corporate Secretary
1150 Assembly Drive, Suite 800
Tampa, Florida 33607
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 at ir.primobrands.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Marni Morgan Poe
General Counsel & Corporate Secretary
Tampa, Florida
March 20, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on April 30, 2025 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRMB2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on April 30, 2025 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65019-P27141 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PRIMO BRANDS CORPORATION

The Board of Directors recommends you vote FOR the election of the below director nominees, FOR Proposals 2 and 3 and ONE YEAR on Proposal 4:

	For All	Withhold All	For All Except
1. **Election of Directors.**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kurtis Barker
02) Britta Bomhard
03) Susan E. Cates
04) Michael Cramer
05) Eric J. Foss
06) Jerry Fowden
07) Tony W. Lee
08) C. Dean Metropoulos
09) Billy D. Prim
10) Kimberly Reed
11) Robbert Rietbroek
12) Allison Spector
13) Steven P. Stanbrook

	For	Against	Abstain
2. **Appointment of Independent Registered Certified Public Accounting Firm.** Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐
3. **Non-Binding Advisory Vote on Executive Compensation.** Approval, on a non-binding advisory basis, of the compensation of Primo Brands Corporation's named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. **Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.** Approval, on a non-binding advisory basis, of the frequency of future non-binding advisory votes on the compensation of Primo Brands Corporation's named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

V65020-P27141

PRIMO BRANDS CORPORATION
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2025

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) C. Dean Metropoulos and Marni Morgan Poe, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of PRIMO BRANDS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on May 1, 2025, at www.virtualshareholdermeeting.com/PRMB2025 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE